SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement (Pursuant to Section 14(a) of the

Securities Exchange Act of 1934)

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PEDIATRIX MEDICAL GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Pediatrix Medical Group, Inc.

1301 Concord Terrace

Sunrise, Florida 33323-2825

(954) 384-0175

August 22, 2008

Dear Pediatrix Shareholder:

You are cordially invited to attend a Special Shareholders’ Meeting of Pediatrix Medical Group, Inc. (“Pediatrix”) on Wednesday, September 24, 2008, beginning at 10:00 a.m., local time, at the Crowne Plaza Sawgrass Mills, Aurola Boardroom, 13400 W. Sunrise Boulevard, Sunrise, Florida 33323.

At the special meeting, we will ask you to vote on the proposed amended and restated Pediatrix 1996 Non-Qualified Employee Stock Purchase Plan (the “Non-Qualified Employee Stock Purchase Plan”) which is being amended to better enable Pediatrix to attract and retain officers and employees of Pediatrix, its subsidiaries and its affiliated professional associations, corporations and partnerships by, among other things, increasing the maximum number of shares issuable under the Non-Qualified Employee Stock Purchase Plan from 1,500,000 shares to 2,500,000 shares and expanding participation in this plan to all employees of Pediatrix and its subsidiaries who formerly participated in the recently terminated Pediatrix 1996 Qualified Employee Stock Purchase Plan and who satisfy the specified eligibility requirements in the proposed amended and restated Non-Qualified Employee Stock Purchase Plan, and to consider and act upon any other business properly brought before the special meeting. Please vote on all the matters described in our proxy statement. Your Board of Directors unanimously recommends a vote “FOR” the approval of the proposed amended and restated Non-Qualified Employee Stock Purchase Plan.

Pursuant to the new rules recently adopted by the Securities and Exchange Commission, we have also provided access to our proxy materials over the Internet. Accordingly, we are also providing with our proxy statement a Notice of Internet Availability of Proxy Materials (the “E-Proxy Notice”) to Pediatrix’s shareholders of record on August 11, 2008. The E-Proxy Notice contains instructions for your use of this new process, including how to access our Proxy Statement and how to vote online. You may also vote online as described in your proxy card.

Whether or not you plan to attend in person, it is important that your shares be represented and voted at the special meeting. You may vote your shares over the Internet as described in the E-Proxy Notice or your proxy card. As an alternative, please mark, sign, date and promptly return the card in the self-addressed stamped envelope provided. You may also vote by telephone as described in your proxy card. Voting by telephone, over the Internet or by mailing a proxy card will not limit your right to attend the special meeting and vote your shares in person.

Our proxy materials and E-Proxy Notice are first being mailed on or about August 22, 2008 to Pediatrix’s shareholders of record on August 11, 2008.

We appreciate your continued support of our Company.

Sincerely,

Roger J. Medel, M.D.
Chief Executive Officer

PEDIATRIX MEDICAL GROUP, INC.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON SEPTEMBER 24, 2008

To the Shareholders of

Pediatrix Medical Group, Inc.:

NOTICE IS HEREBY GIVEN that a Special Shareholders’ Meeting of Pediatrix Medical Group, Inc., a Florida corporation (“Pediatrix”), will be held at 10:00 a.m., local time, on Wednesday, September 24, 2008, at the Crowne Plaza Sawgrass Mills, Aurola Boardroom, 13400 W. Sunrise Boulevard, Sunrise, Florida 33323, for the following purposes, as more fully described in the enclosed proxy statement:

•

to approve the proposed amended and restated Pediatrix 1996 Non-Qualified Employee Stock Purchase Plan (the “Non-Qualified Employee Stock Purchase Plan”) which is being amended to better enable Pediatrix to attract and retain officers and employees of Pediatrix, its subsidiaries and its affiliated professional associations, corporations and partnerships by, among other things, increasing the maximum number of shares issuable under the Non-Qualified Employee Stock Purchase Plan from 1,500,000 shares to 2,500,000 shares and expanding participation in this plan to all employees of Pediatrix and its subsidiaries who formerly participated in the recently terminated Pediatrix 1996 Qualified Employee Stock Purchase Plan and who satisfy the specified eligibility requirements in the proposed amended and restated Non-Qualified Employee Stock Purchase Plan; and

•	to consider and act upon such other business as may properly come before the special meeting.

The Board of Directors of Pediatrix has fixed the close of business on August 11, 2008 as the record date for determining those shareholders entitled to notice of, to attend and to vote at the special meeting and any postponement or adjournment thereof.

Whether or not you plan to attend, please vote your shares over the Internet, as described in the Notice of Internet Availability of Proxy Materials (the “E-Proxy Notice”) or on your proxy card. As an alternative, please mark, sign, date and promptly return the proxy card in the self-addressed stamped envelope provided. You may also vote by telephone as described in your proxy card. Shareholders who vote over the Internet, who return proxy cards by mail or vote by telephone prior to the special meeting may nevertheless attend the special meeting, revoke their proxies and vote their shares in person.

By Order of the Board of Directors,

Thomas W. Hawkins
Senior Vice President,
General Counsel and Secretary

Sunrise, Florida

August 22, 2008

i

DIRECTOR COMPENSATION	27

SHARE OWNERSHIP INFORMATION	28
Security Ownership of Certain Beneficial Owners and Management	28

OTHER BUSINESS	30

INFORMATION CONCERNING SHAREHOLDER PROPOSALS	30

EXHIBIT A – PEDIATRIX 1996 NON-QUALIFIED EMPLOYEE STOCK PURCHASE PLAN AS AMENDED AND RESTATED	A-1

ii

PEDIATRIX MEDICAL GROUP, INC.

1301 Concord Terrace

Sunrise, Florida 33323-2825

PROXY STATEMENT

We are furnishing this proxy statement and related materials to Pediatrix’s shareholders as part of the solicitation of proxies by Pediatrix’s Board of Directors for use at Pediatrix’s Special Shareholders’ Meeting and at any postponement or adjournment of this special meeting. In this proxy statement, we refer to Pediatrix Medical Group, Inc. as “Pediatrix,” “we,” “our” and the “Company.”

Under rules and regulations that the Securities and Exchange Commission recently adopted, we are also furnishing our proxy materials to our shareholders over the Internet and providing a Notice of Internet Availability of Proxy Materials (the “E-Proxy Notice”) with this proxy statement by mail. The E-Proxy Notice will instruct you how you may access on the Internet all of the important information contained in the proxy materials. The E-Proxy Notice also instructs “street name” holders how to submit proxies via the Internet. Record holders may vote online as described in their proxy cards.

QUESTIONS AND ANSWERS ABOUT OUR SPECIAL MEETING

What Is the Date, Time and Place of the Special Meeting?

Pediatrix’s Special Shareholders’ Meeting will be held on Wednesday, September 24, 2008, beginning at 10:00 a.m., local time, at the Crowne Plaza Sawgrass Mills, Aurola Boardroom, 13400 W. Sunrise Boulevard, Sunrise, Florida 33323.

What Is the Purpose of the Special Meeting?

At the special meeting, Pediatrix’s shareholders will be asked to:

•

approve the proposed amended and restated Pediatrix 1996 Non-Qualified Employee Stock Purchase Plan (the “Non-Qualified Employee Stock Purchase Plan” and, as amended and restated, the “Amended and Restated Non-Qualified Employee Stock Purchase Plan”) which is being amended to better enable Pediatrix to attract and retain officers and employees of Pediatrix, its subsidiaries and its affiliated professional associations, corporations and partnerships (the “Affiliated Professional Corporations”) by, among other things, increasing the maximum number of shares issuable under the Non-Qualified Employee Stock Purchase Plan from 1,500,000 shares to 2,500,000 shares and expanding participation in this plan to all employees of Pediatrix and its subsidiaries who formerly participated in the recently terminated Pediatrix 1996 Qualified Employee Stock Purchase Plan (the “Qualified Employee Stock Purchase Plan”) and who satisfy the specified eligibility requirements in the proposed Amended and Restated Non-Qualified Employee Stock Purchase Plan; and

•	consider and act upon such other business as may properly come before the special meeting.

Who Is Entitled to Vote at the Special Meeting?

Only holders of record of Pediatrix common stock at the close of business on August 11, 2008, the record date for the special meeting, are entitled to notice of, to attend and to vote at the special meeting, or any postponements or adjournments of this special meeting. At the close of business on the record date, 45,600,045 shares of Pediatrix common stock were issued and outstanding and were held by approximately 172 holders of record.

What Are the Voting Rights of Pediatrix’s Shareholders?

Pediatrix’s shareholders have one vote per share of Pediatrix common stock owned on the record date for each matter properly presented at the special meeting. For example, if you owned 100 shares of Pediatrix common stock on the close of business on August 11, 2008, you can cast 100 votes for each matter properly presented at the special meeting.

What Constitutes a Quorum?

A quorum will be present at the special meeting if holders of a majority of the issued and outstanding shares of Pediatrix common stock on the record date are represented at the special meeting in person or by proxy. If a quorum is not present at the special meeting, Pediatrix expects to postpone or adjourn the special meeting to solicit additional proxies. Abstentions, including broker non-votes (as described below), will be counted as shares present and entitled to vote for the purposes of determining the presence or absence of a quorum.

What Are “Broker Non-Votes”?

“Broker non-votes” occur when shares held by a brokerage firm are not voted with respect to a proposal because the firm has not received voting instructions from the shareholder and the firm does not have the authority to vote the shares at its discretion. Under the rules of the New York Stock Exchange, brokerage firms may have the authority to vote their customers’ shares on certain routine matters for which they do not receive voting instructions. The rules of the New York Stock Exchange, however, expressly prohibit brokerage firms from voting their customers’ shares with respect to proposals to authorize the implementation or material revision of any equity-compensation plan (as defined under the rules of the New York Stock Exchange). Therefore, brokerage firms may not vote the shares of our common stock that they hold with respect to the proposal to approve the Amended and Restated Non-Qualified Employee Stock Purchase Plan unless they have received voting instructions from their customers. In addition, if other matters are properly brought before the special meeting and are not considered routine under the applicable New York Stock Exchange rules, shares held by brokerage firms will not be voted on such non-routine matters by the brokerage firms unless they have received voting instructions and, accordingly, any such shares will be “broker non-votes.”

How Are Abstentions and Broker Non-Votes Treated?

Abstentions and broker non-votes are counted as present for purposes of determining the presence of a quorum. With respect to the proposal to approve the Amended and Restated Non-Qualified Employee Stock Purchase Plan, for Florida corporate law purposes, abstentions and broker non-votes will have no effect on the outcome; however, pursuant to the New York Stock Exchange’s interpretations of its stockholder approval policies, abstentions will have the same effect as votes against the proposal and broker non-votes will not be counted as votes cast.

Will My Shares Be Voted if I Do Not Provide My Proxy?

If your shares are held in the name of a brokerage firm, they may be voted by the brokerage firm to the extent described above even if you do not give the brokerage firm specific voting instructions. If you are a registered shareholder and hold your shares directly in your own name, your shares will not be voted unless you provide a proxy or fill out a written ballot in person at the special meeting.

How Do I Vote?

You can vote in any of the following ways.

To vote via the Internet:

•	Street Name Holders: Follow the instructions in the E-Proxy Notice; and

•	Record Holders: Follow the instructions in your proxy card.

To vote by mail if you are a registered shareholder:

•	Mark, sign and date your proxy card; and

•	Return it in the enclosed envelope provided.

To vote in person if you are a registered shareholder:

•	Attend our special meeting;

•	Bring valid photo identification; and

•	Deliver your completed proxy card or ballot in person.

To vote if you hold in “street name,” follow the instructions of your bank or broker or vote in person as described below.

To vote in person if you hold in “street name:”

•	Attend our special meeting;

•	Bring valid photo identification; and

•	Obtain a legal proxy from your bank or broker to vote the shares that are held for your benefit, attach it to your completed proxy card and deliver it in person.

To vote by telephone or internet, follow the instructions in your proxy card.

What Vote Is Required to Approve the Proposed Amended and Restated Non-Qualified Employee Stock Purchase Plan?

Assuming that a quorum is present, approval of the proposed Amended and Restated Non-Qualified Employee Stock Purchase Plan will require the affirmative vote of a majority of the votes cast on the proposal at the special meeting, provided that, pursuant to the New York Stock Exchange’s stockholder approval policy, the total votes cast on the proposal represent over 50% of all shares of our common stock entitled to vote on the proposal. In addition, under the New York Stock Exchange’s interpretations of its stockholder approval policies, abstentions will have the same effect as votes against the proposal and broker non-votes are considered shares entitled to vote but as to which votes were not cast.

How Does the Board of Directors Recommend I Vote on the Proposal to Approve the Amended and Restated Non-Qualified Employee Stock Purchase Plan?

The Board of Directors recommends that you vote:

•	“FOR” approval of the proposed Amended and Restated Non-Qualified Employee Stock Purchase Plan.

How Will My Proxy Holders Vote?

The enclosed proxy designates Roger J. Medel, M.D., our Chief Executive Officer, Thomas W. Hawkins, our Senior Vice President, General Counsel and Secretary, and Karl B. Wagner, our Chief Financial Officer, each with full power of substitution, to hold your proxy and vote your shares. Dr. Medel and Messrs. Hawkins and Wagner will vote all shares of Pediatrix common stock represented by proxies properly submitted via telephone, the Internet or properly executed proxies received in time for the special meeting in the manner specified by the holders of those shares. Dr. Medel and Messrs. Hawkins and Wagner intend to vote all shares of Pediatrix common stock represented by proxies properly submitted via telephone, the Internet or that are properly executed by the record holder but otherwise do not contain voting instructions as follows:

•	“FOR” approval of the proposed Amended and Restated Non-Qualified Employee Stock Purchase Plan; and

•	in accordance with the recommendation of Pediatrix’s Board of Directors, “FOR” or “AGAINST” all other matters as may properly come before the special meeting.

Can I Change My Vote After I Have Voted?

Voting by telephone, over the Internet or by mailing a proxy card does not preclude a shareholder from voting in person at the special meeting. A shareholder may revoke a proxy, whether submitted via telephone, the Internet or mailed, at any time prior to its exercise by filing with Pediatrix’s corporate secretary a duly executed revocation of proxy, by properly submitting, either by telephone, mail or Internet, a proxy to Pediatrix’s corporate secretary bearing a later date or by appearing at the special meeting and voting in person. Attendance at the special meeting will not itself constitute revocation of a proxy.

Who Pays for the Preparation of the Proxy Statement?

Pediatrix will bear the cost of the solicitation of proxies from its shareholders, including preparing, printing and mailing this Proxy Statement, its related materials and the E-Proxy Notice. In addition to solicitations by mail, Pediatrix’s Directors, officers and employees, and those of its subsidiaries and affiliates, may solicit proxies from shareholders by telephone or other electronic means or in person but will receive no additional compensation for soliciting such proxies. Pediatrix will cause banks and brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of Pediatrix common stock held of record by such banks, brokerage firms, custodians, nominees and fiduciaries. Pediatrix will reimburse such banks, brokerage firms, custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in doing so.

PROPOSAL 1: APPROVAL OF PROPOSED AMENDED AND RESTATED NON-QUALIFIED

EMPLOYEE STOCK PURCHASE PLAN

Shareholders are being asked to approve the proposed Amended and Restated Non-Qualified Employee Stock Purchase Plan which is being amended to better enable Pediatrix to attract and retain officers and employees of Pediatrix, its subsidiaries and its Affiliated Professional Corporations by, among other things, increasing the maximum number of shares issuable under the Non-Qualified Employee Stock Purchase Plan from 1,500,000 shares to 2,500,000 shares and expanding participation in this plan to all employees of Pediatrix and its subsidiaries who formerly participated in the recently terminated Qualified Employee Stock Purchase Plan and who satisfy the specified eligibility requirements in the proposed Amended and Restated Non-Qualified Employee Stock Purchase Plan.

On April 1, 1996, the Company adopted the Qualified Employee Stock Purchase Plan and the Non-Qualified Employee Stock Purchase Plan. The Qualified Employee Stock Purchase Plan covered all of the full-time employees of Pediatrix and its subsidiaries who satisfied its eligibility requirements. The Non-Qualified Employee Stock Purchase Plan covered all of the full-time employees of Pediatrix’s Affiliated Professional Corporations who satisfied its eligibility requirements. To simplify the administration of these plans, effective as of August 11, 2008, the Company decided to terminate its Qualified Employee Stock Purchase Plan and to expand participation in the proposed Amended and Restated Non-Qualified Employee Stock Purchase Plan to all employees of Pediatrix and its subsidiaries who formerly participated in the Qualified Employee Stock Purchase Plan and who satisfy the specified eligibility requirements in the proposed Amended and Restated Non-Qualified Employee Stock Purchase Plan.

The proposed Amended and Restated Non-Qualified Employee Stock Purchase Plan will better enable Pediatrix to attract and retain officers and employees of Pediatrix, its subsidiaries and its Affiliated Professional Corporations, by making available additional shares under the proposed Amended and Restated Non-Qualified Employee Stock Purchase Plan and by allowing the employees of Pediatrix and its subsidiaries who formerly participated in the Qualified Employee Stock Purchase Plan and who satisfy the specified eligibility requirements, to participate in the proposed Amended and Restated Non-Qualified Employee Stock Purchase Plan. In addition, the proposed Amended and Restated Non-Qualified Employee Stock Purchase Plan includes certain administrative changes. As of June 30, 2008, approximately 2,430 persons were eligible to participate in the Non-Qualified Employee Stock Purchase Plan and 1,104 persons were eligible to participate in the Qualified Employee Stock Purchase Plan. If the proposed Amended and Restated Non-Qualified Employee Stock Purchase Plan is approved, these persons will be eligible to participate in the proposed Amended and Restated Non-Qualified Employee Stock Purchase Plan as well.

As of August 11, 2008, an aggregate of 1,489,200 shares and 498,373 shares have been issued since 1996 under the Non-Qualified Employee Stock Purchase Plan and the Qualified Employee Stock Purchase Plan, respectively.

Description of the Proposed Amended and Restated Non-Qualified Employee Stock Purchase Plan

The following is a summary of certain principal features of the proposed Amended and Restated Non-Qualified Employee Stock Purchase Plan. This summary is qualified in its entirety by reference to the complete text of the proposed Amended and Restated Non-Qualified Employee Stock Purchase Plan. Shareholders are urged to read the actual text of the proposed Amended and Restated Non-Qualified Employee Stock Purchase Plan in its entirety, which is set forth as Exhibit A to this proxy statement.

Purpose: The purpose of the proposed Amended and Restated Non-Qualified Employee Stock Purchase Plan is to encourage stock ownership in Pediatrix by employees of Pediatrix, its subsidiaries and its Affiliated Professional Corporations, thereby enhancing employee interest in the continued success and progress of Pediatrix. The proposed Amended and Restated Non-Qualified Employee Stock Purchase Plan will permit eligible participants to purchase Pediatrix common stock at a favorable price through payroll deductions of the participants.

Administration: The proposed Amended and Restated Non-Qualified Employee Stock Purchase Plan will be administered by the Compensation Committee of Pediatrix’s Board of Directors. The Compensation Committee will have the authority to delegate the day-to-day administration of the Amended and Restated Non-Qualified Employee Stock Purchase Plan.

Maximum Number of Shares Issuable: A maximum of 1,500,000 shares are issuable under the Non-Qualified Employee Stock Purchase Plan of which all but 10,800 shares have been issued. Upon its approval by shareholders, a maximum of 2,500,000 shares will be issuable under the Amended and Restated Non-Qualified Employee Stock Purchase Plan.

Eligible Participants: The Amended and Restated Non-Qualified Employee Stock Purchase Plan will be available to, (i) for each purchase period beginning on or before October 1, 2008, all employees of the Affiliated Professional Corporations who were (a) employees on the first business day of that purchase period and (b) were regularly scheduled to work at least 20 hours per week and expected to work more than five months per calendar year, determined as of the first business day of that purchase period, and, (ii) for each purchase period beginning on or after January 1, 2009, all employees of Pediatrix, its subsidiaries and the Affiliated Professional Corporations who were (a) employees on the first business day of that purchase period and (b) regularly scheduled to work more than 20 hours per week and whose customary employment was more than five months per calendar year, determined as of the first day of the calendar month that is two months prior to the first business day of that purchase period. In addition, effective as of August 11, 2008, the Compensation Committee of Pediatrix’s Board of Directors terminated the Qualified Employee Stock Purchase Plan, and as a result, participants in the Qualified Employee Stock Purchase Plan may elect, in such manner and at such time as may be prescribed by the Compensation Committee, to have all or any portion of their accounts under the Qualified Employee Stock Purchase Plan transferred into the proposed Amended and Restated Non-Qualified Employee Stock Purchase Plan, to be used to purchase shares of Pediatrix common stock on the purchase date for the purchase period that began July 1, 2008. No participant will be eligible to participate in a purchase period if, immediately after the first business day of that purchase period, such participant would own Pediatrix common stock and/or hold options to purchase Pediatrix common stock possessing 5% or more of the total combined voting power or value of all classes of Pediatrix stock.

Purchase Periods: Each calendar year (the “Offering Period”) includes four purchase periods. The purchase periods for the proposed Amended and Restated Non-Qualified Employee Stock Purchase Plan will be each of the three-month periods ending on the first day of April, July, October and January, respectively, or if any such date is not a business day, the next succeeding business day on which it is administratively possible to effect the purchase. Before each purchase period, the eligible participant must elect to have compensation withheld during the purchase period of either a whole percentage of his or her compensation (not less than 1%) or a specific dollar amount (not less than $25 and not more than $15,000, per pay period). The percentage or amount designated may not be increased or decreased during a purchase period, but a participant can discontinue payroll deductions for the remainder of a purchase period and withdraw his or her funds entirely. Once an employee enrolls, participation in subsequent Offering Periods on the same basis will automatically continue, unless the employee elects to change deduction amounts, withdraw, or becomes ineligible.

Investing in the Proposed Amended and Restated Non-Qualified Employee Stock Purchase Plan: Based on the amount of salary withheld, shares will be purchased, on the open market or from the Company, for the account of each participant on each of the first day of April, July, October and January, or if any such date is not a business day, on the next succeeding business day on which it is administratively possible to effect the purchase; provided, however, that unless a registration statement on Form S-8 with respect to the shares of Pediatrix common stock to be issued and sold under the proposed Amended and Restated Non-Qualified Employee Stock Purchase Plan contains current information in accordance with the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder, as determined by Pediatrix’s General Counsel (a “Current S-8”), no purchase will be made on that date. In the event that shares of Pediatrix common stock are not purchased under the proposed Amended and Restated Non-Qualified Employee Stock Purchase Plan because a Current S-8 is not available, the Company will permit participants to elect any of the following: (i) to cease to have any additional payroll deductions made until such time as a Current S-8 is available, but to have any payroll deductions that are not used carried over to the next purchase period and used to purchase shares of Pediatrix common stock on the fifth business day immediately following the date on which a Current S-8 is first available; (ii) to withdraw all payroll deductions and cease future payroll deductions until such time as a Current S-8 is available; or (iii) to continue to have payroll deductions taken and to have payroll deductions that are not used carried over to the next purchase period and used to purchase shares of Pediatrix common stock on the fifth business day immediately following the date on which a Current S-8 is first available. The number of shares of Pediatrix common stock to be purchased for each participant will result from dividing the total amount to be withheld, by the purchase price described below.

Purchase Price: The purchase price to be paid by the participants will be 85% of the closing price for a share of Pediatrix common stock as published in the New York Stock Exchange listing on the purchase date (the “Fair Market Value”), and in the event that such closing price is not published, the Fair Market Value will be the amount determined by the Compensation Committee. Any commission charges relating to the purchase of Pediatrix common stock under the proposed Amended and Restated Non-Qualified Employee Stock Purchase Plan will be paid by the Company.

Limitation on Purchases: The Fair Market Value of common stock that a participant may purchase under the proposed Amended and Restated Employee Stock Purchase Plan may not exceed $25,000 for any one Offering Period and for any one calendar year in the aggregate. The number of shares of Pediatrix common stock that may be purchased by a participant for any Offering Period may not exceed the whole number of shares resulting from dividing $25,000 by the Fair Market Value of a share of Pediatrix common stock on the first business day in the Offering Period.

Limitation on Sales: Except as otherwise permitted in writing by the Compensation Committee of Pediatrix’s Board of Directors, in its sole and absolute discretion (which need not be uniformly applied for all participants), shares of Pediatrix common stock purchased by a participant under the proposed Amended and Restated Non-Qualified Employee Stock Purchase Plan in any purchase period that begins on or after January 1, 2009, may not be sold until the sooner of 6 months after the purchase date or the date of the participant’s death. Restrictions may also apply to the resale of shares of Pediatrix common stock by certain officers, and those having similar responsibilities, who are subject to the insider reporting and short-swing profit rules of the Securities and Exchange Commission.

Other Information: The specific future benefits or amounts to be received by officers and employees of Pediatrix, its subsidiaries and the Affiliated Professional Corporations under the proposed Amended and Restated Non-Qualified Employee Stock Purchase Plan are not determinable.

Pediatrix’s Board of Directors Recommends a Vote “For” the Approval of the Proposed Amended and Restated Non-Qualified Employee Stock Purchase Plan.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2007, with respect to shares of our common stock that may be issued under existing equity compensation plans, including our 2004 Incentive Compensation Plan (the “2004 Incentive Compensation Plan”), our Amended and Restated Stock Option Plan (the “Option Plan”), our Qualified Employee Stock Purchase Plan and Non-Qualified Employee Stock Purchase Plan (collectively, the “Stock Purchase Plans”) and shares of our common stock reserved for issuance under presently exercisable stock options issued by Magella at the time of its acquisition by the Company (the “Magella Plan”).

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	2,906,614	(1)	34.31	1,296,704	(2)
Equity compensation plans not approved by security holders	N/A		N/A	N/A

Total	2,906,614		34.31	1,296,704

(1)	Represents 1,376,723 shares issuable under the 2004 Incentive Compensation Plan, 1,470,879 shares issuable under the Option Plan and 59,012 shares issuable under the Magella Plan.
(2)	At December 31, 2007 under the 2004 Incentive Compensation Plan and the Stock Purchase Plans, 1,188,667 and 108,037 shares, respectively, remained available for future issuance. Effective May 23, 2008, our 2008 Incentive Compensation Plan (the “2008 Incentive Compensation Plan”) was adopted and provides for awards with respect to up to 6 million shares of our common stock inclusive of the shares remaining under the 2004 Incentive Compensation Plan. As of May 23, 2008, additional awards will not be made under the 2004 Incentive Compensation Plan except to the extent of outstanding awards that are forfeited, expire or terminate.

COMPENSATION COMMITTEE REPORT

The following report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of Pediatrix’s filings under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that we specifically incorporate such report by reference.

In fulfilling our role, we met and held discussions with Pediatrix’s management and reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement on Schedule 14A. Based on the review and discussions with management and our business judgment, we recommended to Pediatrix’s Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement on Schedule 14A for filing with the Securities and Exchange Commission.

Submitted by the Compensation Committee of the Board of Directors.

Michael B. Fernandez

Waldemar A. Carlo, M.D.

Roger K. Freeman, M.D.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Dr. Goldschmidt, one of our Directors since March 2006 and a member of Pediatrix’s Medical Science and Technology Committee, is also the Senior Vice President for Medical Affairs and Dean of the University of Miami Leonard M. Miller School of Medicine. Subsequent to Dr. Goldschmidt’s election to Pediatrix’s Board of Directors, Dr. Medel, Pediatrix’s Chief Executive Officer, was appointed to the Trustee Services Committee for the University of Miami. As a member of the University of Miami’s Trustee Services Committee, Dr. Medel participates in setting performance goals and annual bonus allocations for various University of Miami employees, including Dr. Goldschmidt. Dr. Medel’s term of service on the Trustee Services Committee will conclude in May 2010.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Compensation Committee of our Board of Directors determines the compensation for our executive officers and oversees the administration of our executive compensation programs. The Compensation Committee is composed entirely of independent directors and is advised as necessary by an independent consultant retained by the Compensation Committee.

Executive Compensation Philosophy

The Compensation Committee has designed our executive compensation programs with the following guiding principles in mind:

Quality of Personnel — We are committed to employing the highest quality executive team in the health care services industry. In a challenging business environment, we believe that having highly qualified executive officers is critical for all our constituencies — our patients, hospitals, affiliated clinicians, third party payors, employees, and shareholders. We expect our executives to be of the highest caliber in terms of business acumen and integrity.

Competitiveness — Our objective is to analyze and understand market forces and practices regarding compensation for executives at similarly situated companies. Our strategy is to establish compensation programs and levels in relation to the external market that best support our corporate strategy.

Alignment of Interests — Our compensation plans for top executives are designed to have strong links to performance achievements, both in terms of operational and financial results as well as in optimizing shareholder value. We evaluate the relationship between compensation cost, shareholder value and company performance on a regular basis. At-risk elements such as cash incentives and stock-based compensation comprise a significant portion of our overall executive remuneration. For incentive plans, we establish performance goals along a wide range of potential performance results so that the level of compensation received appropriately corresponds to the level of performance achieved.

Simplicity and Ease of Administration — Our plans are intended to be simple to understand, document, track and administer. As part of this objective, we attempt to limit the number of separate elements of compensation so that we can easily understand the relationships between programs.

Responsiveness to Circumstances and Understood by Executives — We seek to understand the needs and objectives of our executive officers, and to the degree feasible, reflect those needs and objectives in the programs developed. Additionally, we strive to ensure that executives understand each element and the overall compensation program so that they fully appreciate the value being delivered.

Compliance with Regulatory Guidelines and Sensible Standards of Corporate Governance — We develop our plans in recognition of, and in compliance with, all applicable rules, statutes, regulations and guidelines. Additionally, we monitor our programs on an ongoing basis to ensure they remain in compliance. Program designs reflect relevant considerations in the areas of accounting cost, tax impact, cash flow constraints and other relevant matters. Lastly, we strive to ensure that all programs are appropriate in light of reasonable and sensible standards of good corporate governance.

Executive Compensation Administration

The Compensation Committee continually reviews executive compensation to ensure that it reflects our compensation philosophy. In 2004, and again in 2006, the Compensation Committee commissioned Watson Wyatt, an independent compensation consultant, to assist it in a thorough review of our compensation practices. In 2006, the Compensation Committee received two comprehensive reports from Watson Wyatt. The first report contained Watson Wyatt’s market assessment and recommendations with respect to annual cash compensation for our named executive officers and the second contained Watson Wyatt’s market based assessment of total compensation for those named executive officers. The Compensation Committee used the information contained in these reports and its assessment of the performance of our named executive officers, in determining the base salaries of each of the named executive officers for 2006 and 2007 and the grants of stock options and restricted stock made to each of those named executives for both of those years as well (as described in more detail below).

Our Compensation Committee makes compensation decisions around program design and pay adjustments in the context of our compensation philosophy, market practices and total compensation objectives. The Compensation Committee ordinarily positions compensation opportunities at a strategically determined percentile of the market as a means to attract and retain the level of executive talent necessary to deliver sustained performance. Market positioning for individual elements of compensation and benefits, as well as the relationships among elements, are discussed below. Our compensation programs include significant variable components. For example, our annual bonus program for named executive officers is based on the achievement of predetermined target levels of our Company’s income from operations and our equity compensation program is based upon the value and increases in the value of our common stock. Actual compensation realized therefore may be more or less than the targeted compensation opportunity in any given year. For 2007, the total direct compensation opportunity for the named executive officers, including salary, target annual bonus and the estimated fair value of equity-based grants was positioned at approximately the median of the market references developed for each of our named executive officers in the 2006 market assessment.

Although it has no formal policy for a specific allocation between current and long-term compensation, or cash and non-cash compensation, the Compensation Committee reviews pay mix for executive officers as compared to typical market practice. Our annual bonus program serves as a method for properly incentivizing and rewarding our named executive officers for the achievement of desired performance levels. Our long-term compensation program serves as both a retention tool as well as a financial incentive, helping to increase the likelihood that top performers will remain with us long-term and be appropriately rewarded for enhancing long-term shareholder value. The long-term compensation program also serves to align the interests of executive officers with our shareholders. We have no formal policy to either retroactively increase or claw back previously awarded bonuses or vested equity compensation in the event of a restatement of our financial results.

The Compensation Committee has considered a number of factors in making decisions on the structure of the programs and individual compensation awards and payments. The primary factors include the analysis and market data provided by Watson Wyatt as discussed below and the Compensation Committee’s guiding principles for program design and operation.

The Compensation Committee establishes and approves all elements of compensation for the Chief Executive Officer after careful consideration of all factors it deems appropriate. The Chief Executive Officer makes recommendations on compensation actions for the other executive officers based on market data from Watson Wyatt and according to the same philosophy and objectives the Compensation Committee has adopted (and after the other named executive officers have had an opportunity to review the data provided by Watson Wyatt and to provide the Chief Executive Officer with their input). The Chief Executive Officer’s recommendations are then considered for approval by the Compensation Committee, and in some cases are modified by the Compensation Committee during the course of its deliberations.

The Compensation Committee has engaged Watson Wyatt as its independent consultant and advisor. Watson Wyatt also has provided services to management, including technical advice relating to equity compensation to employees generally, and assistance in developing compensation packages for our Regional Presidents and Regional Vice Presidents. In 2006, Watson Wyatt conducted two independent and comprehensive reviews of our executive compensation program, which included an evaluation of the market positioning for cash compensation and total compensation and individual pay elements and which were relied upon for 2007 compensation. Specifically, the review covered the following compensation areas:

•	Cash Compensation: direct cash compensation in the form of base salary and annual bonus.

•	Total Compensation: direct cash compensation elements including base salary, annual bonus and long-term incentives (both cash and stock).

•	Peer Group Performance Analysis: historical peer group analysis of key financial metrics relevant to base salary levels, our bonus plan and stock-based compensation.

In conducting the 2006 market assessment, a peer group of 14 healthcare companies with equity market values between $1 billion and $6 billion was used to benchmark compensation for the named executive officers. All of the peer group companies were members of the Dow Jones Health Care Providers, and the group constituted a blend of both small cap and large cap companies. The companies included in the peer group were Davita, Inc., Health Management Associates, Inc., Lincare Holdings, Inc., Triad Hospitals, Inc., Manor Corp., Community Health Systems, Inc., Universal Health Services, Inc., Sierra Health Services, Lifepoint Hospitals, Inc., Psychiatric Solutions, Inc., United Surgical Partners, Healthways, Inc., Sunrise Senior Living, Inc., and Apria Healthcare Group Inc. In connection with the approval in August 2008 of new employment agreements for the executive officers described below (each, an “Employment Agreement”), Watson Wyatt provided the Compensation Committee with an updated market assessment based on a peer group consisting of Davita, Inc., Health Management Associates, Inc., Lincare Holdings, Inc., Community Health Systems, Inc., Universal Health Services, Inc., Lifepoint Hospitals, Inc., Psychiatric Solutions, Inc., Healthways, Inc., Magellan Health Services, Inc., HealthSouth Corporation, Kindred Healthcare, Inc. and Apria Healthcare Group Inc.

The following sections describe the various elements of our executive compensation program, including its objectives, market positioning, structure and operation, and other information specific to 2007 payments, awards, and pay actions.

Base Salary

Each executive officer is paid a base salary that is reviewed periodically by the Compensation Committee. The salary for our Chief Executive Officer is generally targeted at the market median, and the base salaries of our three other named executive officers are generally targeted at the 75th percentile of the peer group, although individual officer salaries may be above or below those targets. Adjustments to salaries consider the base salary and total compensation market data compiled by Watson Wyatt in the context of the executive’s role and responsibilities, experience and tenure, individual performance and contribution to the Company’s results as recommended to the Compensation Committee by the Chief Executive Officer (or the Compensation Committee in the case of the Chief Executive Officer).

In light of the significant adjustments to executive officer salaries in 2006 compared to 2005, the Compensation Committee determined that the salaries of the named executive officers should continue at the same levels for 2007 as were payable for 2006.

The schedule below indicates the 2005, 2006 and 2007 base salaries for each of those officers:

	2005 Base Salary	2006 Base Salary	2007 Base Salary
Roger J. Medel, M.D.	$675,000	$800,000	$800,000
Joseph M. Calabro	$450,000	$515,000	$515,000
Karl B. Wagner	$375,000	$430,000	$430,000
Thomas W. Hawkins	$350,000	$400,000	$400,000

The base salaries for 2006 and 2007 of our named executive officers are also included in the “Salary” column of the Summary Compensation Table. Based on updated compensation market data provided by Watson Wyatt, as well as the Compensation Committee’s assessment of our and the executive officers’ performance, the Compensation Committee approved new Employment Agreements for each of the named executive officers which were entered into on August 20, 2008. These new Employment Agreements provide for an annual base salary of $950,000 for Dr. Medel, $600,000 for Mr. Calabro, $500,000 for Mr. Wagner and $425,000 for Mr. Hawkins.

Annual Bonuses

In May 2008, our shareholders approved, at the recommendation of our Board of Directors, the 2008 Incentive Compensation Plan. Prior to the approval of the 2008 Incentive Compensation Plan, the 2004 Incentive Compensation Plan was in effect. The purpose of both the 2004 Incentive Compensation Plan and the 2008 Incentive Compensation Plan is to assist us in attracting, motivating, retaining and rewarding high quality executives and other employees, by enabling them to acquire a proprietary interest in our Company and providing them with annual and long-term incentives to expend their maximum efforts in the creation of shareholder value. The Compensation Committee designed both plans to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

In March 2007, the Compensation Committee established performance goals for 2007 annual cash bonuses for our named executive officers. The goals were based upon our Company’s achievement of certain increases in levels of income from operations in 2007 over 2006. The measures were designed to encourage executive officers to focus on continuing to grow our business while managing associated general and administrative expenses.

Our philosophy is to reward our executive officers for growth in our Company’s results of operations. As such, we target significant but steady increases in income from operations. For 2007, the Compensation Committee established a target bonus opportunity equal to 100% of each executive officer’s base salary based upon our budgeted income from operations for 2007, adjusted to exclude the effect of anticipated expenses related to the independent review of our stock option practices. This target was approximately 13.7% greater than our 2006 income from operations. Minimum and maximum bonus opportunities were established using quartile extrapolations of the implied growth over our 2006 results provided that no bonus would exceed 200% of base salary.

The following table is illustrative of potential awards to our executive officers of between 0% and 150% of their target bonus for 2007:

Executive Officer	2007 Base Salary	Bonus Opportunity as % of Base Salary Based on Achievement of 2007 Income from Operations (All target amounts are in thousands)
		$198,486 or Less	$198,487	$207,978	$216,830	$225,682	$234,533	$243,385 or More
Roger J. Medel, M.D.	$800,000	0.00%	25.00%	50.00%	75.00%	100.00%	125.00%	150.00%
Joseph M. Calabro	$515,000	0.00%	25.00%	50.00%	75.00%	100.00%	125.00%	150.00%
Karl B. Wagner	$430,000	0.00%	25.00%	50.00%	75.00%	100.00%	125.00%	150.00%
Thomas W. Hawkins	$400,000	0.00%	25.00%	50.00%	75.00%	100.00%	125.00%	150.00%

The Compensation Committee establishes key business performance objectives for each of the named executive officers, and retains the right to reduce bonuses if and to the extent those objectives were not met. The Compensation Committee determined that each of the named executives had substantially achieved his key business objectives for 2007, and accordingly that no reductions were appropriate for the 2007 bonuses.

Following the end of the fiscal year, the Compensation Committee determined that our Company’s 2007 income from operations, increased by the operating income of our metabolic screening unit which was reported as discontinued operations in our 2007 results, was $225.6 million, and that each executive officer was eligible for a performance bonus equal to 99.9% of his base salary. The Compensation Committee determined to include the screening unit’s operating income because the sale and related accounting treatment were not anticipated when the 2007 bonus targets were set. The Compensation Committee also determined to pay discretionary bonuses to the named executive officers to recognize their efforts during 2007. Inclusive of the discretionary bonuses, our executive officers received total cash bonuses equal to approximately 111% of their respective base salaries. The amounts of these bonuses are included in the Summary Compensation Table under the columns labeled “Bonus” and “Non-equity Incentive Plan Compensation.”

In March 2008, the Compensation Committee established the 2008 bonus opportunity for our named executive officers based upon targeted increases in our income from operations for 2008 over the Company’s anticipated income from operations for 2007. This bonus opportunity was established so that such bonuses, if any, would qualify as performance-based compensation under Section 162(m). The bonus opportunity as a percentage of base salary is the same as what was used for 2007 (other than for Dr. Medel for whom the bonus opportunity is 50% higher at any level of performance, subject to a maximum bonus of 300% of base salary) and the target increases in income from operations are similar to what was used for 2007.

Equity-Based Awards

The Compensation Committee’s philosophy is to make equity awards (other than awards to new hires) annually close to mid-year. In 2007, the consideration of equity awards to named executive officers was delayed due to the Company’s inability to file its periodic reports with the Securities and Exchange Commission as a result of our Audit Committee’s stock option review (which was completed in July, 2007 and the Company’s filings were subsequently made in August, 2007). At its meeting held on August 10, 2007, the Compensation Committee made the annual awards for 2007 to the named executive officers in the form of stock options and restricted stock.

Stock Options

An important objective of our long-term incentive program is to provide a strong relationship between the long-term value of our stock and the potential financial gain for employees. Stock options provide our named executive officers with the opportunity to purchase our common stock at a fixed price regardless of future market price. Stock options granted by our Company in 2007 generally vest and become exercisable over a three-year vesting period.

A stock option becomes valuable only if our common stock price increases above the option exercise price and the holder of the option remains employed during the period required for the option to “vest,” thus providing an incentive for an option holder to remain employed by our Company. In addition, stock options link a portion of an employee’s compensation to shareholders’ interests by providing an incentive to build long-term value, which in turn should result in increases in the market price of our stock.

The exercise prices of the stock options granted to our named executive officers on August 10, 2007 were equal to the closing price of a share of the Company’s common stock on the New York Stock Exchange on that date. Those exercise prices are shown in the Grants of Plan-Based Awards Table. Additional information on these grants, including the number of shares subject to each grant, also is shown in the Grants of Plan-Based Awards Table. All of the stock options granted to the named executive officers in 2007 were nonqualified stock options.

There is a limited term in which our named executive officers can exercise stock options, known as the “option term.” The option term is generally 10 years from the date of grant. At the end of the option term, the right to purchase any unexercised options expires. Option holders generally forfeit any unvested options if their employment with us terminates.

The terms of the Employment Agreement of each named executive officer provides that the executive will have the greater of (i) 12 months after termination of employment or (ii) 12 months from the applicable vesting date to exercise any vested non-qualified stock options or vested stock appreciation rights and realize any other vested incentive compensation awards that may be granted under any of the Company’s stock option plans or incentive compensation plans and/or any other similar plan adopted by the Company; provided, however, that in no event may the date be later than the earlier of (i) the latest date upon which the stock right would have expired by its original terms under any circumstances or (ii) the tenth anniversary of the original date of grant of the stock right.

In the event that the executive’s employment is terminated by the Company without Cause (as defined in his Employment Agreement) or due to the executive’s Disability (as defined in his Employment Agreement) or by the executive for Good Reason (as defined in his Employment Agreement) or due to Poor Health (as defined in his Employment Agreement), all stock options and stock appreciation rights granted prior to termination will continue to vest until fully vested. In the event of a Change in Control (as defined in his Employment Agreement) of the Company, all unvested stock options and stock appreciation rights will automatically vest and become immediately exercisable.

Restricted Stock Awards

Restricted stock awards are intended to retain key employees, including the named executive officers, through vesting periods. Restricted stock awards provide the opportunity for capital accumulation and more predictable long-term incentive value.

Restricted stock awards are shares of our common stock that are awarded with the restriction that the recipient remain with us throughout the award’s vesting period. Restricted stock awards by our Company generally vest at the rate of one-third per year beginning on the first anniversary of the date on which the award is granted. The purpose of granting restricted stock awards is to encourage ownership that results in business decisions that build long-term shareholder value and thus stock price appreciation, and encourage retention of our named executive officers. Named executive officers are allowed to vote restricted stock awards as a shareholder based on the number of shares held under restriction. Any dividends declared with respect to any restricted stock awards are held until the awards vest, at which time the dividends are paid to the named executive officers. If restricted stock is forfeited, the named executive officer’s rights to receive the dividends declared with respect to that stock is forfeited as well. At present, the Company does not pay dividends and it has no current intention to do so in the future.

Any unvested restricted stock generally is forfeited upon termination of the employment of the named executive officers. Their Employment Agreements, however, provide that their restricted stock will vest after termination of employment in certain circumstances. In the event of termination by the Company without Cause or due to executive’s Disability or by the executive for Good Reason or due to Poor Health, all restricted stock granted prior to termination of employment will continue to vest until fully vested. Furthermore, in the event of a Change in Control, all unvested restricted stock will automatically vest.

The number of shares of restricted stock and stock options granted to each executive officer in 2007 was based on several factors including our overall 2006 performance, the Compensation Committee’s evaluation of the senior management team in executing the business plan and strategic objectives for 2006, the individual executive’s performance assessment in light of his performance objectives, and the peer group market data supplied by the Compensation Committee’s consultant in 2006. Equity awards granted in 2007 were generally at the same approximate values as those granted in 2006. In general, long-term compensation is allocated on the basis of the Compensation Committee’s judgment concerning the cash and equity incentives and time frames that are optimal to maintain our ability to compete for and retain talented leaders. Information regarding the grants of restricted stock made by our Company to our named executive officers during fiscal year 2007 is included in the Grant of Plan-Based Awards Table.

In 2007, the Compensation Committee continued the approach it began in 2006 of granting a mix of stock options and restricted stock with approximately equal values. This balanced approach was considered to be more effective in achieving program objectives than either granting stock options or restricted stock alone.

Stock options provide strong motivation for achieving sustained levels of share price appreciation, but a 2006 change in the accounting rules made stock options relatively less attractive due to the impact they now have on our financial statements. Gains realized by officers upon exercise of stock options are expected to qualify as performance-based compensation as defined by 162(m) and be fully tax deductible.

Because they have intrinsic value when granted, restricted stock with vesting conditions provide a stronger retention incentive and result in executives sharing immediate downside risk with shareholders. Using restricted stock also results in our using fewer shares to deliver the same value and reduces potential future dilution. After considering all of these factors, management recommended and the Compensation Committee approved the balanced approach used for 2007 grants.

The restricted stock awards granted by the Compensation Committee for 2007 were subject to performance-based vesting as follows: if the Company’s net patient service revenue, as determined in accordance with generally accepted accounting principles, for the nine months ended March 21, 2008 equaled or exceeded $656,250,000, then each of the executive officers’ restricted shares will vest in three equal increments on June 1, 2008 (“Increment 1”), June 1, 2009 (“Increment 2”) and June 1, 2010 (“Increment 3”). If, however, net patient service revenue does not equal or exceed $656,250,000 for that period, then Increment 1 will vest on the later of June 1, 2008 or the date on which the Company’s net patient service revenue, as determined in accordance with GAAP, for any 12 consecutive month period commencing on or after July 1, 2007 equals or exceeds $875,000,000 (the “Revenue Date”), Increment 2 will vest on the later of June 1, 2009 or the Revenue Date and Increment 3 will vest on the later of June 1, 2010 or the Revenue Date. The Compensation Committee intends that these restrictive stock awards qualify as performance-based compensation that is not subject to the deduction limitations imposed by Section 162(m).

In connection with execution of his new Employment Agreement on August 20, 2008, Dr. Medel also received two special deferred equity grants (the “Deferred Grants”), one consisting of 75,000 shares of restricted share units (“Deferred Stock”) vesting on the fifth anniversary of the date of grant, and the other consisting of 25,000 shares of Deferred Stock, also vesting on such fifth anniversary but only if, prior to the fourth anniversary of the date of grant, Dr. Medel shall have submitted to the Board of Directors a CEO succession plan that is approved by the Board. The Deferred Grants were intended to recognize the sustained strong performance of the Company under Dr. Medel’s leadership, to ensure Dr. Medel’s retention during the next five years, particularly in light of our expansion into new practice areas, and to ensure a smooth transition to a new CEO at the termination of Dr. Medel’s employment. The Deferred Grants are subject to performance based vesting requirements that will cause their forfeiture unless the Company’s net patient service revenues for any four consecutive quarters that elapse during the period commencing on October 1, 2008 and ending on the fifth anniversary of the date of grant equal or exceed $1,050,000,000 (the “Performance Vesting Threshold”). The Deferred Grants will continue to vest in accordance with their terms if Dr. Medel’s employment is terminated by him for Good Reason (as defined in his Employment Agreement). If Dr. Medel incurs a disability or if his employment is terminated due to death, then the Deferred Grants will vest immediately. In addition, if Dr. Medel’s employment is terminated by the Company without Cause they will continue to vest in accordance with their terms, provided, that if such termination occurs after the Performance Vesting Threshold has been met, then the Deferred Grants will vest on the date of such termination. The Deferred Grants will also continue to vest in accordance with their terms if Dr. Medel’s employment is terminated due to a Change in Control, provided, that if he terminates his employment within one year after such Change of Control, then the Deferred Grants will vest on such termination.

Equity Grant Practices

The Compensation Committee generally makes annual equity awards close to mid-year. For the reasons discussed above, however, the annual grants for 2007 were delayed until August 31, 2007 when our 2006 results were available.

The Compensation Committee determines the effective date of such awards without regard to current or anticipated stock price levels. The Compensation Committee also may make, and in the past has made, special grants during the course of the year, primarily for new hires, promotions, to retain valued employees or to reward exceptional performance. These special grants may be subject to performance or time vesting, and are issued on the date of grant approval or upon a date certain following the grant approval date, such as the date on which a new hire commences his or her employment with the Company.

In discharging its responsibility for administering the Company’s stock-based compensation programs, the Compensation Committee regularly monitors and evaluates the total cost of such programs. In prior years and most recently in 2006, Watson Wyatt prepared an analysis of the Company’s programs in the areas of total share utilization, annual grant rates, and operating expense as compared to peer companies. The analysis results are used by the Compensation Committee in evaluating management’s annual equity grant recommendations for all program participants, including the named executive officers. In evaluating the Company’s total cost from stock compensation programs, the Compensation Committee takes into consideration the fact that compared to peer company practices, the Company’s retirement benefit programs are relatively conservative, particularly for the named executive officers.

For a number of years, the Company has implemented enhanced equity grant procedures. Stemming, in part, from the results of our Audit Committee’s review of historical stock option granting practices, the Board of Directors has adopted further revised procedures designed to promote the proper authorization, documentation and accounting for all equity grants. As a result of these enhancements, it is now our policy that the Compensation Committee or the Board of Directors must formally approve all equity awards during an in person or telephonic meeting or by the unanimous written consent executed by all members of the Compensation Committee or the Board of Directors, as the case may be, it being understood that no equity award granted pursuant to any such written consent may have an effective date earlier than the date that all executed counterparts of such unanimous written consent are delivered to the General Counsel of the Company.

The exercise price for any equity award, the value of which is based upon a grant date value of the Company’s common stock, will be the closing sales price for a share of the Company’s common stock as reported on the New York Stock Exchange on the effective date of the grant as approved by the Compensation Committee or the Board of Directors, which date may not be prior to either the date such grant was approved or the commencement date of employment of the employee to whom the equity award is being made.

Subject to these policies and procedures, the Compensation Committee or the Board of Directors may approve grants of equity awards at any time. However, grants to employees other than newly hired employees or prospective employees not yet hired may be effective only on a date within a “trading window” as defined by the Company’s Policy Statement on Inside Information and Insider Trading (effective February 2004), as amended from time to time (the “Insider Trading Policy”). For example, a grant approved by the Compensation Committee or the Board of Directors during a “black-out” period (as defined in such policy) will be effective on a date during the next “trading window” as determined by the Compensation Committee or the Board of Directors on the date such grant is approved.

The Company has not adopted any stock ownership guidelines for its executives or directors. The Compensation Committee does, however, periodically review the levels of equity ownership by its executives. The May 2006 report from Watson Wyatt contained information reviewed by the Compensation Committee with respect to values of the Company stock owned by each of the named executive officers, the percentages of total stock ownership of the Company owned by each, and the multiples of salary owned by each, and compared that information to stock ownership by executives within the Company’s peer group. The Compensation Committee did take that information into account in determining equity awards for 2007.

Our “insiders” can only buy or sell Company stock in accordance with our Insider Trading Policy and our employees generally can only buy or sell Company stock in accordance with our Statement of Policy Prohibiting Insider Trading To All Employees (effective August 2003).

Retirement and Deferred Compensation Plans

We maintain the Pediatrix Medical Group Thrift and Profit Sharing Plan (the “401 (k) Plan”), which is a 401(k) plan, to enable eligible employees to save for retirement through a tax-advantaged combination of elective employee contributions and our matching contributions, and provide employees the opportunity to directly manage their retirement plan assets through a variety of investment options. The 401(k) Plan allows eligible employees to elect to contribute from 1% to 60% of their eligible compensation to an investment trust on a pre-tax basis, up to the maximum dollar amounts permitted by law. In 2007, the maximum employee elective contribution to the 401(k) Plan was $15,500, plus an additional $5,000 for employees who were at least 50 years old in 2007. Eligible compensation generally means all wages, salaries and fees for services from the Company. Matching contributions under the 401(k) Plan are discretionary. For 2007, the Company matched 100% of the first 4% of eligible compensation that each eligible participant elected to be contributed to the 401(k) Plan on his or her behalf. The portion of an employee’s account under the 401(k) Plan that is attributable to matching contributions vests as follows: 30% after 1 year of service, 60% after 2 years of service, and 100% after 3 years of service. However, regardless of the number of years of service, an employee is fully vested in our matching contributions (and the earnings thereon) if the employee retires at age 65 or later, or terminates employment by reason of death or total and permanent disability. The 401(k) Plan provides for a variety of different investment options, in which the employee’s and the Company’s contributions are invested. One of those investments is a fund that is invested solely in the Company’s common stock.

Although the Company maintains a non-qualified deferred compensation plan, none of the named executive officers participates in that Plan.

The amounts of the Company’s matching contributions under the 401(k) Plan for 2007 for each of the named executive officers is included in the “All Other Compensation” column of the Summary Compensation Table.

Other Benefits and Perquisites

We provide officers with certain benefits designed to protect them and their immediate families in the event of illness, disability, or death. We believe it is necessary to provide these benefits in order for us to be successful in attracting and retaining executives in a competitive marketplace, and to provide financial security in these circumstances. Named executive officers are eligible for health and welfare benefits available to all eligible Company employees during active employment under the same terms and conditions. These benefits include medical, dental, vision, short-term and long-term disability and group-term life insurance coverage.

Pursuant to the terms of their Employment Agreements, Dr. Medel and Messrs. Calabro, Wagner and Hawkins each are entitled to 38 days paid time off each year for vacation, illness, injury, personal days and other similar purposes in accordance with our policies in effect from time to time. Any paid time off not used during a calendar year may be carried over to the next year to the extent permitted under those policies. Dr. Medel and Mr. Calabro each are entitled under their Employment Agreements to utilize the aircraft in which the Company owns a fractional interest for personal travel. Dr. Medel’s personal use of the aircraft may not exceed 75 hours of flight in any calendar year, and Mr. Calabro’s personal use of the aircraft may not exceed 40 hours of flight in any calendar year, without the consent of the Compensation Committee. Dr. Medel and Mr. Calabro did utilize our aircraft for personal travel in 2007. The incremental cost to the Company of these benefits for Dr. Medel and Mr. Calabro is included in the “All Other Compensation” column of the Summary Compensation Table.

The Compensation Committee has reviewed our perquisites expenditures, and believes they continue to be an important element of the overall compensation package to retain current officers, and in fact command a higher perceived value than the actual cost.

Termination of Employment and Change in Control Agreements

As described in greater detail below, the Employment Agreements between the Company and each of the named executive officers provide for the payment of certain compensation and benefits in the event of the termination of an executive’s employment, the amount of which varies depending upon the reason for such termination. The Compensation Committee has reviewed the essential terms of these termination provisions, and believes they are reasonable, appropriate, and generally consistent with market practice. Those provisions include a reimbursement by the Company to the executive of any excise tax imposed upon the executive pursuant to Section 4999 of the Code with respect to any “excess parachute payments,” as that term is defined in Section 280G of the Code, that the executive receives as a result of a Change in Control. The effects of Section 4999 are unpredictable and can have widely divergent and unexpected effects based on an executive’s personal compensation history. Therefore, to provide an equal level of benefit across individuals without regard to the effect of the excise tax, the Company has determined that the Section 4999 gross up payments are appropriate for the Company’s most senior level executives.

Summary Compensation Table

The following table sets forth the 2007 and 2006 compensation for our principal executive officer, principal financial officer, and all of our other executive officers.

Name and Principal Position	Year	Salary	Bonus(7)	Stock Awards(1)	Option Awards(2)	Non-equity Incentive Plan Compensation	All Other Compensation		Total Compensation
Roger J. Medel, M.D. Chief Executive Officer	2007	$800,000	$89,600	$1,131,587	$589,887	$799,200	$83,282	(3)	$3,493,556
	2006	$800,000	—	$1,478,223	$668,986	$945,846	$50,516	(3)	$3,943,571

Joseph M. Calabro President and Chief Operating Officer	2007	$515,000	$57,680	$848,691	$442,411	$514,485	$31,505	(4)	$2,409,772
	2006	$515,000	—	$1,477,629	$455,950	$608,888	$9,424	(4)	$3,066,891

Karl B. Wagner Chief Financial Officer and Treasurer	2007	$430,000	$48,160	$636,497	$331,805	$429,570	$9,420	(5)	$1,885,452
	2006	$430,000	—	$1,108,231	$341,965	$508,392	$9,424	(5)	$2,398,012

Thomas W. Hawkins Senior Vice President, General Counsel and Secretary	2007	$400,000	$44,800	$565,746	$294,936	$399,600	$420	(6)	$1,705,502
	2006	$400,000	—	$739,172	$365,537	$472,923	$624	(6)	$1,978,256

(1)	Stock awards for 2007 consist of performance-based restricted stock awards. Stock awards for 2006 consist of time-vested restricted stock awards. The amounts in this column do not reflect compensation actually received by the named executive officer nor do they reflect the actual value that will be recognized by the named executive officer. Instead, the amounts reflect the compensation cost recognized by us in fiscal years 2007 and 2006 for financial statement reporting purposes in accordance with SFAS 123(R) for stock awards granted in 2007, 2006 and in prior years. See the Grants of Plan-Based Awards Table for information on restricted stock awards granted in 2007. For information regarding the assumptions made in calculating the amounts reflected in this column, see Note 13, “Stock Incentive Plans and Stock Purchase Plans,” to our Consolidated Financial Statements included in our 2007 Annual Report to Shareholders.
(2)	The amounts in this column do not reflect compensation actually received by the named executive officer nor do they reflect the actual value that will be recognized by the named executive officer. Instead, the amounts reflect the compensation cost recognized by us in fiscal years 2007 and 2006 for financial statement reporting purposes in accordance with SFAS 123(R) for stock options granted in 2007, 2006 and in prior years. See the Grants of Plan-Based Awards Table for information on stock options granted in 2007. For information regarding the assumptions made in calculating the amounts reflected in this column, see Note 13, “Stock Incentive Plans and Stock Purchase Plans,” to our Consolidated Financial Statements included in our 2007 Annual Report to Shareholders.
(3)	Reflects incremental costs in 2007 and 2006 of $67,778 and $41,092, respectively, for Dr. Medel’s personal use of an aircraft, which Pediatrix owned pursuant to a fractional ownership program, in accordance with his former employment agreement, additional compensation of $9,000 and $8,800, respectively, for 401(k) thrift and profit sharing matching contributions, and costs incurred by Pediatrix of $420 and $624, respectively, for term life insurance coverage. Also includes costs incurred by Pediatrix in 2007 and 2006 for spousal travel to and entertainment (recreational activities) at Pediatrix’s annual board retreats which do not exceed the greater of $25,000 or 10% of the total amount of perquisites and personal benefits received in either year.
(4)	Reflects incremental costs in 2007 of $12,994 for Mr. Calabro’s personal use of an aircraft, which Pediatrix owns pursuant to a fractional ownership program, in accordance with his former employment agreement, additional compensation in 2007 and 2006 of $9,000 and $8,800, respectively, for 401(k) thrift and profit sharing matching contributions, and costs incurred by Pediatrix in 2007 and 2006 of $420 and $624, respectively, for term life insurance coverage. Also includes costs incurred by Pediatrix in 2007 for spousal travel to and entertainment (recreational activities) at the Pediatrix board retreat which do not exceed the greater of $25,000 or 10% of the total amount of perquisites and personal benefits received.
(5)	Reflects other compensation in 2007 and 2006 of $9,000 and $8,800, respectively, for 401(k) thrift and profit sharing matching contributions and $420 and $624, respectively, for term life insurance coverage.
(6)	Reflects other compensation in 2007 and 2006 of $420 and $624, respectively, for term life insurance coverage.
(7)	These discretionary bonuses were paid to recognize the efforts during 2007 of the named executive officers.

Grants of Plan-Based Awards in 2007

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2) #	All Other Option Awards: Number of Securities Underlying Options(3) #	Exercise or Base Price of Option Awards ($/Sh)(4)	Grant Date Fair Value of Stock and Option Awards(5)
		Threshold $	Target $	Maximum $
Roger J. Medel, M.D.	8/10/07				16,667			$934,185
	8/10/07					50,000	$56.05	$763,500
		$0	$800,000	$1,600,000

Joseph M. Calabro	8/10/07				12,500			$700,625
	8/10/07					37,500	$56.05	$572,625
		$0	$515,000	$1,030,000

Karl B. Wagner	8/10/07				9,375			$525,469
	8/10/07					28,125	$56.05	$429,469
		$0	$430,000	$860,000

Thomas W. Hawkins	8/10/07				8,333			$467,065
	8/10/07					25,000	$56.05	$381,750
		$0	$400,000	$800,000

(1)	These columns reflect the range of payouts for 2007 annual cash bonuses under the 2004 Incentive Compensation Plan. Amounts actually earned in 2007 are reported as Non-Equity Incentive Plan Compensation in the Summary Compensation Table. For a more detailed description of the annual cash awards, see the section entitled “Annual Bonuses” in the Compensation Discussion and Analysis.
(2)	Represents restricted stock awards granted under the 2004 Incentive Compensation Plan. The restricted stock awards for all of the named executive officers vest as follows: if the Company’s net patient service revenue, as determined in accordance with generally accepted accounting principles, for the nine months ended March 21, 2008 equaled or exceeded $656,250,000, then each of the executive officers’ restricted shares will vest in three equal increments on June 1, 2008 (“Increment 1”), June 1, 2009 (“Increment 2”) and June 1, 2010 (“Increment 3”). If, however, net patient service revenue does not equal or exceed $656,250,000 for that period, then Increment 1 will vest on the later of June 1, 2008 or the date on which the Company’s net patient service revenue, as determined in accordance with GAAP, for any 12 consecutive month period commencing on or after July 1, 2007 equals or exceeds $875,000,000 (the “Revenue Date”), Increment 2 will vest on the later of June 1, 2009 or the Revenue Date and Increment 3 will vest on the later of June 1, 2010 or the Revenue Date. For a more detailed description of our restricted stock and restricted stock granting policies, see the sections entitled “Restricted Stock Awards” and “Equity Grant Practices” in the Compensation Discussion and Analysis.
(3)	Represents stock option awards granted under the 2004 Incentive Compensation Plan. The stock option awards for all of the named executive officers vest in three equal annual installments beginning on June 1, 2008. For a more detailed description of our stock options and stock option granting policies, see the sections entitled “Stock Options” and “Equity Grant Practices” in the Compensation Discussion and Analysis.
(4)	This column shows the exercise price for the stock options granted, which was the closing price of a share of Pediatrix’s common stock on the New York Stock Exchange on August 10, 2007.
(5)	The grant date fair value of the restricted stock and stock option awards is determined pursuant to SFAS 123(R) and represents the total amount that we will expense in our financial statements over the relevant vesting period. For information regarding the assumptions made in calculating the amounts reflected in this column, see Note 13, “Stock Incentive Plans and Stock Purchase Plans,” to our Consolidated Financial Statements included in our 2007 Annual Report to Shareholders.

Outstanding Equity Awards at 2007 Fiscal Year-End

Name	Option Awards							Stock Awards
	Number of Securities Underlying Options Exercisable		Number of Securities Underlying Options Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unearned Awards	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Yet Vested		Market Value of Shares or Units of Stock That Have Not Yet Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Yet Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Yet Vested(1)
Roger J. Medel, M.D.	50,000	(2)				$18.15	12/17/2011	22,222	(9)	$1,514,429	16,667	(11)	$1,135,856
	50,000	(3)				$19.92	12/16/2012	13,888	(10)	$946,467
	400,000	(4)				$12.90	04/02/2013
	200,000	(5)				$30.99	05/20/2014
	20,834	(6)				$44.70	06/01/2016
			41,666	(7)		$44.70	06/01/2016
			50,000	(8)		$56.05	08/10/2017
Joseph M. Calabro			31,250	(7)		$44.70	06/01/2016	16,667	(9)	$1,135,856	12,500	(11)	$851,875
			37,500	(8)		$56.05	08/10/2017	10,416	(10)	$709,850
Karl B. Wagner			23,437	(7)		$44.70	06/01/2016	12,500	(9)	$851,875	9,375	(11)	$638,906
			28,125	(8)		$56.05	08/10/2017	7,812	(10)	$532,388
Thomas W. Hawkins	10,417	(6)				$44.70	06/01/2016	11,111	(9)	$757,215	8,333	(11)	$567,894
			20,833	(7)		$44.70	06/01/2016	6,944	(10)	$473,234
			25,000	(8)		$56.05	08/10/2017

(1)	Based on a stock price of $68.15, which was the closing price of a share of Pediatrix’s common stock on the New York Stock Exchange on December 31, 2007.
(2)	These stock options vested on December 17, 2001.
(3)	These stock options vested on December 17, 2002.
(4)	These stock options vested in three equal installments on each of April 2, 2004, April 2, 2005 and April 2, 2006.
(5)	These stock options vested in three equal installments on each of November 20, 2004, November 20, 2005 and November 20, 2006.
(6)	These stock options vested on June 1, 2007.
(7)	These stock options vest in two equal installments on each of June 1, 2008 and June 1, 2009.
(8)	These stock options vest in three equal installments on each of June 1, 2008, June 1, 2009 and June 1, 2010.
(9)	These restricted stock grants vest on June 1, 2008.
(10)	These restricted stock grants vest on each of June 1, 2008 and June 1, 2009.
(11)	These restricted stock grants vest as follows: if the Company’s net patient service revenue, as determined in accordance with generally accepted accounting principles, for the nine months ended March 21, 2008 equaled or exceeded $656,250,000, then each of the executive officers’ restricted shares will vest in three equal increments on June 1, 2008 (“Increment 1”), June 1, 2009 (“Increment 2”) and June 1, 2010 (“Increment 3”). If, however, net patient service revenue does not equal or exceed $656,250,000 for that period, then Increment 1 will vest on the later of June 1, 2008 or the date on which the Company’s net patient service revenue, as determined in accordance with GAAP, for any 12 consecutive month period commencing on or after July 1, 2007 equals or exceeds $875,000,000 (the “Revenue Date”), Increment 2 will vest on the later of June 1, 2009 or the Revenue Date and Increment 3 will vest on the later of June 1, 2010 or the Revenue Date.

Option Exercises and Stock Vested in Fiscal Year 2007

Name	Option Awards		Stock Awards(1)
	Number of Shares Acquired Upon Exercise	Value Realized on Exercise(2)	Number of Shares Acquired Upon Vesting	Value of Shares Acquired Upon Vesting(3)
Roger J. Medel, M.D.	—	$—	29,167	$1,680,603
Joseph M. Calabro	65,625	$1,515,711	21,875	$1,260,438
Karl B. Wagner	49,219	$1,136,254	16,407	$945,371
Thomas W. Hawkins	33,336	$853,458	14,584	$840,272

(1)	These columns reflect restricted stock awards previously awarded to the named executive officer that vested during 2007.
(2)	Calculated based on the sales price received by the named executive upon the sale of the shares of Pediatrix common stock acquired upon the exercise of such stock options less the exercise price of such options.
(3)	Calculated based on the closing price of a share of Pediatrix’s common stock on the New York Stock Exchange on the vesting date.

Potential Payments Upon Termination or Change-in-Control

On August 19, 2008, the Company entered into new Employment Agreements with each of Dr. Medel and Messrs. Calabro, Wagner and Hawkins. The Employment Agreements replaced those certain employment agreements entered into by and between the Company and each named executive officer on November 11, 2004. Each of these Employment Agreements provides for the Company to make certain payments and provide certain benefits to the executive upon termination of employment with the Company. Those provisions are summarized below.

Termination by Company for Cause. In the event that an executive’s employment with the Company is terminated by the Company for Cause, then the Company will pay the executive his base salary through the termination date at the rate in effect at the termination date and reimburse the executive for any reasonable business expenses incurred through the date of termination.

The term “Cause” is defined in each of the executive’s Employment Agreement to mean the executive’s (i) engagement in (A) willful misconduct resulting in material harm to the Company, or (B) gross negligence; (ii) conviction of, or pleading nolo contendere to, a felony or any other crime involving fraud, financial misconduct, or misappropriation of the Company’s assets; (iii) willful and continual failure, after written notice, to (A) perform substantially his employment duties consistent with his position and authority, or (B) follow, consistent with his position, duties, and authorities, the reasonable lawful mandates of his supervisor; or (iv) breach of the requirements of his employment agreement with respect to the Company’s confidential information. For purposes of this definition, acts or omissions taken by the executive in a good faith belief that they were in the best interests of the Company or if done at the express direction of the Company’s Board of Directors will not be deemed willful or grossly negligent.

Termination by executive due to Poor Health or due to executive’s death. In the event that an executive terminates his employment because his health has become impaired to any extent that makes the continued performance of his duties hazardous to the executive’s physical or mental health or life (“Poor Health”) or the executive’s employment terminates because of his death, then the Company will pay to the executive (or his estate) his base salary to the termination date, pay the executive a pro rata portion of the bonus that the executive would have received had his employment not terminated (as determined in accordance with the Employment Agreement) and reimburse the executive for any reasonable business expenses incurred through the date of termination. In addition, if the executive terminates his employment due to poor health, the executive will receive any disability payments otherwise payable under any plans provided by the Company.

Termination due to Disability. If the Company terminates the executive’s employment by reason of his Disability, then the Company will continue to pay to the executive his base salary for a period of 12 months after the termination date and the actual performance bonus, on a pro rata basis, that would have been payable to executive for the fiscal year if executive had not been terminated.

Termination by Company without Cause or by Executive for Good Reason or Due to Change in Control. If the Company terminates an executive’s employment without Cause (which requires not less than 90 days’ notice), an executive terminates his employment for any reason within one year after a Change in Control, the Company terminates his employment within 24 months following a Change in Control, or an executive terminates his employment for Good Reason, then the Company will (a) pay executive’s base salary through the termination date plus any reimbursement owed to the executive for any reasonable business expenses incurred through the date of termination, (b) (except in the case of Dr. Medel), continue to pay the executive’s base salary for a period of 24 months after the termination date, (c) (except in the case of Dr. Medel) on the first and second anniversaries of the termination date, pay the executive an amount equal to the greater of his “average annual performance bonus” or his bonus for the year immediately preceding his termination, and (d) pay the executive a pro rata portion of the bonus he would have received for the year in which his employment terminates. For this purpose, “average annual performance bonus” means the executive’s base salary multiplied by a percentage equal to the average of the percentages that the performance bonuses paid to the executive for the three full calendar years prior to the termination bear to the executive’s base salary for the calendar year for which the performance bonus relates. If the termination is due to a Change in Control, then the performance bonuses referred to in (c) above would be paid to the executive in a lump sum within 90 days of the termination date. For purposes of this definition, “Good Reason” will not be deemed to exist unless the executive provides the Company with written notice of the existence of such condition within 90 days after the initial existence of the condition and the Company fails to remedy the condition within 30 days after its receipt of such notice.

The Employment Agreement for each named executive officer defines “Good Reason” to mean (i) a material diminution in the executive’s base salary or performance bonus eligibility; (ii) a material diminution in the executive’s authority, duties, or responsibilities; (iii) a material diminution in the authority, duties or responsibilities of the supervisor to whom the executive is required to report, including, in the case of the Chief Executive Officer, a requirement that Dr. Medel report to a corporate officer or employee instead of reporting directly to the Board of Directors of the Company; (iv) a material diminution in the budget over which the executive retains authority; (v) a material change in the geographic location at which the executive must perform the services under his Employment Agreement; or (vi) any other action or inaction that constitutes a material breach by the Company under his Employment Agreement.

The term “Change in Control” is defined in each of the executive’s Employment Agreement to mean (i) the acquisition by a person or an entity or a group of persons and entities, directly or indirectly, of more than fifty (50%) percent of the Company’s common stock in a single transaction or a series of transactions (hereinafter referred to as a “50% Change in Control”); (ii) a merger or other form of corporate reorganization resulting in an actual or de facto 50% Change in Control; or (iii) the failure of Applicable Directors to constitute a majority of the Company’s Board of Directors during any two (2) consecutive year period after the date of each of the executive’s Employment Agreement (the “Two-Year Period”). “Applicable Directors” means those individuals who are members of the Company’s Board of Directors at the inception of the Two-Year Period and any new director whose election to the Board of Directors or nomination for election to the Board of Directors was approved (prior to any vote thereon by the shareholders) by a vote of at least two-thirds ( 2/3) of the directors then still in office who either were directors at the beginning of the Two-Year Period at issue or whose election or nomination for election during such Two-Year Period was previously approved as provided in this sentence.

Termination by executive. An executive may terminate his employment, other than for Good Reason or due to a Change in Control, upon 90 days’ notice to the Company. In such event, the Company will continue to pay the executive his base salary through the termination date, and if in connection with such termination the executive gives sufficient notice and executes a general release of the Company, the Company will pay the executive a pro rata portion of the bonus that the executive would have received had his employment not terminated (as determined in accordance with his Employment Agreement). In addition, the Company will reimburse the executive for any reasonable business expenses incurred through the date of termination. If the Company specifies a termination date that is less than 90 days after the Company’s receipt of written notice of such termination from the executive, then the Company will continue to pay to the executive his base salary for a period ending on such 90th day.

Employment Transition and Severance Agreement. If the Company so requests within five business days following a termination of the executive’s employment by reason of the executive’s Disability, termination by the Company without Cause, termination by the executive due to Poor Health, or termination by the executive for Good Reason, then the executive will continue to be employed by the Company on a part time basis for a period (the “transition period”) to be determined by the Company of up to 90 days, unless extended by mutual agreement. During this transition period, the executive is required to perform such services as may reasonably be required for the transition to others of matters previously within the executive’s responsibilities. Unless otherwise mutually agreed, the executive will not be required to serve more than five days per month during the transition period. For services during the transition period, the executive will be compensated at a daily rate equal to his base salary immediately prior to the termination of his employment divided by 365.

Continuation of Group Health Coverage. The Employment Agreement for each of the named executive officers also provide for the continuation in any self-insured, group health plan sponsored by the Company as if the executive were still an employee of the Company during any severance period or transition period. For this purpose, “severance period” means the period after the termination date during which the executive continues to receive base salary payments following the termination of employment as described above. In addition, upon termination of the executive’s employment for any reason (in the case of the executives other than Dr. Medel, other than for Cause) and only if the executive and his eligible dependants first irrevocably decline any continuation coverage provided pursuant to the applicable provisions in the Employee Retirement Income Security Act of 1974, the executive and his eligible dependents will be entitled to elect to continue in any self-insured, group health plan sponsored by the Company as if the executive were still an employee of the Company (the “Enhanced Coverage”), during a period of five (5) years following the later of the termination date, the end of the severance period or the end of the transition period. In its sole discretion, the Company may provide health care insurance to the executive and his eligible dependants through one or several insurance carriers selected by the Company in lieu of the Enhanced Coverage (the “Alternate Enhanced Coverage”), provided the coverage is substantially comparable. The executive will pay the full cost of the Enhanced Coverage or the cost of the Alternate Enhanced Coverage, up to the cost to the plan for such period of coverage for similarly situated employees and covered beneficiaries.

Payments in the Event of a Change in Control. Each Employment Agreement for the named executive officers requires the Company to increase or “gross-up” any amounts payable to an executive that are contingent upon a Change in Control by an amount that will reimburse the executive, on an after-tax basis, for any excise tax imposed under Section 4999 of the Code, on any amounts that are deemed to be “excess parachute payments,” and for any interest or penalties incurred by an executive with respect to any such excise tax.

Vesting of Equity Awards. Each Employment Agreement provides that all unvested stock options, stock appreciation rights, restricted stock and other stock based awards granted to an executive by the Company (other than Dr. Medel’s Deferred Grants) will continue to vest until fully vested following the termination of an executive’s employment due to Disability, death, termination without Cause, Poor Health or Good Reason. In addition, in the event of a Change of Control, such awards will automatically vest and, in the cases of stock options and stock appreciation rights, become immediately exercisable. In the case of Dr. Medel’s Deferred Grants, however, they will continue to vest in accordance with their terms if Dr. Medel’s employment is terminated by him for Good Reason. If Dr. Medel incurs a disability or if his employment is terminated due to death, then the Deferred Grants will vest immediately. In addition, if Dr. Medel’s employment is terminated by the Company without Cause they will continue to vest in accordance with their terms, provided, that if such termination occurs after the Performance Vesting Threshold has been met, then the Deferred Grants will vest on the date of such termination. The Deferred Grants will also continue to vest in accordance with their terms if Dr. Medel’s employment is terminated due to a Change in Control, provided, that if he terminates his employment within one year after such Change of Control, then the Deferred Grants will vest on such termination.

Payments of Unused Leave Time. In accordance with the Company’s Paid Time Off policies, an executive will be paid any earned but unused paid time off upon termination. This payment will occur in all termination events. In addition to the leave time that the executive accrues in any year, such executive may carry forward fifteen days of leave time from the prior year; therefore, the maximum payout upon termination for each executive would be the value of such executive’s contracted annual leave time plus fifteen carry-over days.

Restrictive Covenants. Pursuant to his Employment Agreement, each executive officer is subject to certain restrictive covenants that survive termination of employment. If the executive fails to comply with any of those restrictive covenants, he will not be entitled to receive any further payments or benefits as a result of the termination of his employment (other than his base salary through the date of termination and reimbursement of any reasonable business expenses incurred through the date of termination.) In addition, the Company then will have the right to terminate without advance notice any future payments and benefits of every kind that otherwise would be due to the executive on account of his termination of employment.

The following tables illustrate the payments and benefits that each of Dr. Medel and Messrs. Calabro, Wagner and Hawkins would have received under his Employment Agreement if his employment with the Company had terminated for any of the reasons described above on December 31, 2007. The amounts presented in the tables, reflect compensation (including equity ownership) at such year end, are estimates only and do not necessarily reflect the actual value of the payments and other benefits that would be received by the named executive officers, which would only be known at the time that employment actually terminates.

		TRIGGERING EVENT
Executive	Compensation Components	Change in Control	By Executive without Good Reason	By Company for Cause		By Company w/out Cause or by Executive for Good Reason	By the Company by Reason of Executive’s Disability	By Executive Due to Poor Health or due to Executive’s Death
Roger J. Medel, M.D.	Cash Severance(1)	$888,800	$888,800	—	(4)	$888,800	$1,688,800	$888,800
	Long term Incentives(2)(5)	$5,178,819	—	—		$5,178,819	$5,178,819	$5,178,819
	Section 280G Gross-up(3)	—	—	—		—	—	—
	Total Benefit to Executive	$6,067,619	$888,800	—		$6,067,619	$6,867,619	$6,067,619

Joseph M. Calabro	Cash Severance(1)	$2,755,765	$572,165	—	(4)	$2,755,765	$1,087,165	$572,165
	Long term Incentives(2)	$3,884,143	—	—		$3,884,143	$3,884,143	$3,884,143
	Section 280G Gross-up(3)	—	—	—		—	—	—
	Total Benefit to Executive	$6,639,908	$572,165	—		$6,639,908	$4,971,308	$4,456,308

Karl B. Wagner	Cash Severance(1)	$2,300,930	$444,730	—	(4)	$2,300,930	$907,730	$477,730
	Long term Incentives(2)	$2,913,079	—	—		$2,913,079	$2,913,079	$2,913,079
	Section 280G Gross-up(3)	—	—	—		—	—	—
	Total Benefit to Executive	$5,214,009	$444,730	—		$5,214,009	$3,820,809	$3,390,809

Thomas W. Hawkins	Cash Severance(1)	$2,140,400	$444,400	—	(4)	$2,140,400	$844,400	$444,400
	Long term Incentives(2)	$2,589,377	—	—		$2,589,377	$2,589,377	$2,589,377
	Section 280G Gross-up(3)	—	—	—		—	—	—
	Total Benefit to Executive	$4,729,777	$444,400	—		$4,729,777	$3,433,777	$3,033,777

(1)	Cash severance includes: (i) in the case of a termination by the executive without Good Reason, base salary through the date of termination, the actual performance bonus, on a pro rata basis, that would have been payable to executive for the fiscal year if executive had not been terminated so long as executive gives sufficient notice and executes a general release of Company and a reimbursement for any reasonable business expenses incurred through the date of termination, (ii) in the case of termination by the Company without Cause or by the executive for Good Reason or Due to Change in Control, (a) continuation of base salary through the termination date, plus any reimbursement owed to the executive for any reasonable business expenses incurred through the date of termination, (b) (except in the case of Dr. Medel) continuation of base salary for 24 months after the termination date, (c) (except in the case of Dr. Medel) on the first and second anniversaries of the termination date, the greater of the executive’s “average annual performance bonus” (as defined in the executive’s Employment Agreement) or his prior year’s bonus (this amount is paid as a lump sum within 90 days of the termination date if the termination is in connection with a Change in Control) and (d) the actual performance bonus, on a pro rata basis, that would have been payable to executive for the fiscal year if executive had not been terminated, (iii) in the case of termination by the Company on account of the executive’s Disability (as defined in the executive’s Employment Agreement), continuation of base salary for a period of 12 months after the termination date and the actual performance bonus, on a pro rata basis, that would have been payable to executive for the fiscal year if executive had not been terminated, and (iv) in the case of termination by the executive due to executive’s Poor Health or death, the executive’s base salary through the termination date, the actual performance bonus, on a pro rata basis, that would have been payable to executive for the fiscal year if executive had not been terminated and a reimbursement for any reasonable business expenses incurred through the date of termination.
(2)	This amount reflects the intrinsic value (i.e. the amount by which the closing price of a share of the Company’s common stock on the New York Stock Exchange on December 31, 2007 ($68.15) exceeded the exercise price) of each of the executive’s unvested stock options that would become vested as a result of a specified termination event. Also included is the value of each of the executive’s unvested restricted shares as of December 31, 2007 that would become vested as a result of a specified termination event. Those are the only equity awards outstanding as of December 31, 2007 for named executive officers as to which there would be any acceleration of vesting if a specified termination event had occurred on December 31, 2007. This accelerated vesting will occur whether or not the executive’s employment is terminated; however, see footnote 5 below.

(3)	If both a Change in Control occurred and the executive’s employment terminated on December 31, 2007, and the executive received the estimated payments shown in the Change in Control column of this table on that date, those payments would not have resulted in any excess parachute payment under Section 280G of the Code and thus no gross-up payments would have been required with respect to those payments. Whether or not a payment will constitute an “excess parachute payment,” however, depends not only upon the value of the payments that are contingent upon a Change in Control but also upon the average of an executive’s W-2 compensation for the 5 years immediately prior to the year in which the Change in Control occurs. Thus, facts and circumstances at the time of any Change in Control and termination thereafter, as well as changes in the executive’s compensation history preceding the Change in Control, could materially impact whether and to what extent any excise tax would be imposed and therefore the amount of any gross-up payment.
(4)	If the executive is terminated for Cause then the Company will continue to pay the executive his base salary through the termination date plus reimbursement for any reasonable business expenses incurred through the date of termination.
(5)	This amount excludes the 100,000 shares of Deferred Stock under the Deferred Grants in connection with the execution of Dr. Medel’s new Employment Agreement on August 20, 2008. The Deferred Grants are subject to performance based vesting requirements that will cause their forfeiture unless the Company’s net patient service revenues for any four consecutive quarters that elapse during the period commencing on October 1, 2008 and ending on the fifth anniversary of the date of grant equal or exceed $1,050,000 (the “Performance Vesting Threshold”). The Deferred Grants will continue to vest in accordance with their terms if Dr. Medel’s employment is terminated by him for Good Reason. If Dr. Medel incurs a disability or if his employment is terminated due to death, then the Deferred Grants will vest immediately. In addition, if Dr. Medel’s employment is terminated by the Company without Cause they will continue to vest in accordance with their terms, provided, that if such termination occurs after the Performance Vesting Threshold has been met, then the Deferred Grants will vest on the date of such termination. The Deferred Grants will also continue to vest in accordance with their terms if Dr. Medel’s employment is terminated due to a Change in Control, provided, that if he terminates his employment within one year after such Change of Control, then the Deferred Grants will vest on such termination.

DIRECTOR COMPENSATION

In 2007, each non-employee Director received the following: (i) an annual retainer fee of $50,000, payable quarterly, (ii) an annual fee of $7,500 for attendance at meetings, payable quarterly, (iii) an additional retainer fee of $50,000, payable quarterly, for the Chairman of the Board of Directors, (iv) an additional retainer of $20,000, payable quarterly, for the chair of the Audit Committee, and (v) an additional retainer of $10,000 per committee, payable quarterly, for the chair of any committee of the Board of Directors other than the Audit Committee. In addition, it is Pediatrix’s policy to award annually (on the date of each annual shareholders’ meeting) to each non-employee Director options vesting in three equal annual installments over a 3-year period commencing on the anniversary of the date of grant to purchase 5,334 shares of Pediatrix common stock at an exercise price equal to the closing price of a share of Pediatrix’s common stock on the New York Stock Exchange on the date of grant.

It has also been and continues to be Pediatrix’s policy to award each non-employee Director upon his or her initial appointment to the Board of Directors an option to purchase 13,334 shares of Pediatrix common stock effective on the date of such non-employee Director’s appointment, at an exercise price equal to the closing price of a share of Pediatrix’s common stock on the New York Stock Exchange on the date of grant with a three year vesting period. We grant stock options to purchase Pediatrix common stock to our Directors because we believe that it helps foster a long-term perspective and aligns our Directors’ interests with that of our shareholders. Pediatrix also reimburses all of its Directors for out-of-pocket expenses incurred in connection with the rendering of services as a Director.

See “Executive Compensation” for information regarding Dr. Medel’s compensation as Chief Executive Officer of Pediatrix.

Name(1)	Fees Earned or Paid in Cash(2)	Option Awards(3)	All Other Compensation	Total Compensation
Cesar L. Alvarez	$107,500	$43,055	$0	$150,555
Waldemar A. Carlo, M.D.	$57,500	$43,055	$0	$100,555
Michael B. Fernandez	$67,500	$43,055	$0	$110,555
Roger K. Freeman, M.D.	$67,500	$43,055	$0	$110,555
Paul G. Gabos	$77,500	$43,055	$0	$120,555
Pascal J. Goldschmidt, M.D.	$65,000	$126,543	$0	$191,543
Manuel Kadre	$37,280	$86,960	$0	$124,240
Enrique J. Sosa	$57,500	$53,341	$0	$110,841

(1)	This table includes all non-employee directors who served as directors in 2007. Compensation for Dr. Medel is disclosed in the Summary Compensation Table. Dr. Medel does not earn additional income for his service as a director.
(2)	This column reports the amount of cash compensation earned in 2007 for Board and committee service.
(3)	This column represents the dollar amount of compensation expense recognized in our financial statements for the 2007 fiscal year in accordance with SFAS 123(R). Under SFAS 123(R), the compensation expense related to stock option grants is based on grant date fair value and allocated over the corresponding vesting periods. The amounts reflected include compensation expense related to grants with vesting in 2007, including grants awarded prior to 2007. The options awarded to Mr. Kadre upon his appointment in May 2007 had a fair value of $15.60 per share, based on assumptions of 4 years expected life, 23% expected volatility and a risk free interest rate of 4.6%. All other options awarded to directors in 2007 had a fair value of $16.73, based on assumptions of 4 years expected life, 24% expected volatility and a risk free interest rate of 3.9%. The following directors had outstanding option awards at the 2007 fiscal year end for the following number of shares of Pediatrix common stock: Mr. Alvarez (70,668), Dr. Carlo (58,668), Mr. Fernandez (70,668), Dr. Freeman (34,668), Mr. Gabos (54,668), Dr. Goldschmidt (25,334), Mr. Kadre (15,921) and Mr. Sosa (38,668).

SHARE OWNERSHIP INFORMATION

Security Ownership of Certain Beneficial Owners and Management

Pediatrix is not aware that any person beneficially owns more than 5% of the outstanding shares of its common stock. The following table sets forth information concerning the beneficial ownership of common stock of Pediatrix as of August 11, 2008 for the following:

•	Each of our Directors;

•	Our Chief Executive Officer and the other executive officers of Pediatrix who were serving as executive officers at the end of the last completed fiscal year; and

•	All of our Directors and executive officers as a group.

	Common Stock Beneficially Owned(2)
Name of Beneficial Owner(1)	Shares	Percent
Roger J. Medel, M.D. (3)	904,646	2.0%
Cesar L. Alvarez (4)	73,556	*
Waldemar A. Carlo, M.D. (5)	43,556	*
Michael B. Fernandez (6)	78,356	*
Roger K. Freeman, M.D. (7)	28,356	*
Paul G. Gabos (8)	47,556	*
Pascal J. Goldschmidt, M.D. (9)	13,333	*
Manuel Kadre (10)	4,445	*
Enrique J. Sosa, Ph.D. (11)	31,556	*
Joseph M. Calabro (12)	112,716	*
Thomas W. Hawkins (13)	82,457	*
Karl B. Wagner (14)	84,284	*
All Directors and executive officers as a group (12 persons) (15)	1,504,817	3.3%

*	Less than one percent
(1)	Unless otherwise indicated, the address of each of the beneficial owners identified is c/o Pediatrix Medical Group, Inc., 1301 Concord Terrace, Sunrise, Florida 33323. Each holder is a beneficial owner of common stock of Pediatrix.
(2)	Based on 45,600,045 shares of common stock issued and outstanding as of August 11, 2008. The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act and the information is not necessarily indicative of beneficial ownership for any other purpose. Under that rule, beneficial ownership includes any shares as to which the individual or entity has voting power or investment power and any shares that the individual has the right to acquire within 60 days of August 11, 2008, through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes or table, each person or entity has sole voting and investment power, or shares such powers with his or her spouse, with respect to the shares shown as beneficially owned.
(3)	Includes (i) 86,110 shares of common stock directly owned; (ii) 480 shares of common stock owned by Dr. Medel’s children, as to which Dr. Medel disclaims beneficial ownership; (iii) 758,333 shares of common stock subject to options exercisable within 60 days of August 11, 2008; and (iv) 59,723 shares of unvested restricted stock which Dr. Medel presently has the power to vote. Excludes 100,000 shares of Deferred Stock awarded on August 20, 2008 and vesting on August 20, 2013, subject to the satisfaction of certain performance criteria.
(4)	Includes (i) 10,000 shares of common stock directly owned; and (ii) 63,556 shares of common stock subject to options exercisable within 60 days of August 11, 2008. Mr. Alvarez’s address is 1221 Brickell Avenue, 22nd Floor, Miami, Florida 33131.
(5)	All 43,556 shares of common stock are subject to options exercisable within 60 days of August 11, 2008.
(6)	Includes (i) 76,578 shares of common stock directly owned; and (ii) 1,778 shares of common stock subject to options exercisable within 60 days of August 11, 2008.
(7)	Includes (i) 800 shares of common stock directly owned; and (ii) 27,556 shares of common stock subject to options exercisable within 60 days of August 11, 2008.
(8)	All 47,556 shares of common stock are subject to options exercisable within 60 days of August 11, 2008.
(9)	All 13,333 shares of common stock are subject to options exercisable within 60 days of August 11, 2008.
(10)	All 4,445 shares of common stock are subject to options exercisable within 60 days of August 11, 2008.

(11)	All 31,556 shares of common stock are subject to options exercisable within 60 days of August 11, 2008.
(12)	Includes (i) 46,041 shares of common stock directly owned; (ii) 2 shares of common stock which were acquired by Mr. Calabro through Pediatrix’s employee stock purchase plans; (iii) 4 shares of common stock directly owned by his wife which were acquired through Pediatrix’s employee stock purchase plans and as to which Mr. Calabro disclaims beneficial ownership; (iv) 2 shares of common stock subject to options exercisable within 60 days of August 11, 2008 held by his wife and as to which Mr. Calabro disclaims beneficial ownership; (v) 28,125 shares of common stock subject to options exercisable within 60 days of August 11, 2008; and (vi) 38,542 shares of unvested restricted stock which Mr. Calabro presently has the power to vote.
(13)	Includes (i) 31,763 shares of common stock directly owned; (ii) 29,166 shares of common stock subject to options exercisable within 60 days of August 11, 2008; and (iii) 21,528 shares of unvested restricted stock which Mr. Hawkins presently has the power to vote.
(14)	Includes (i) 19,531 shares of common stock directly owned; (ii) 13,907 shares of common stock beneficially owned by RMMR Properties L.P., a Delaware limited partnership controlled by Mr. Wagner (“RMMR”); (iii) 696 shares accumulated through Pediatrix’s 401(k) thrift and profit sharing plans; (iv) 2,234 shares directly owned by RMMR that were acquired through Pediatrix’s employee stock purchase plans; (v) 21,093 shares of common stock subject to options exercisable within 60 days of August 11, 2008; and (vi) 26,823 shares of unvested restricted stock which Mr. Wagner presently has the power to vote.
(15)	Includes (i) 1,070,053 shares of common stock subject to options exercisable within 60 days of August 11, 2008; and (ii) 146,616 shares of unvested restricted stock which certain Directors and executive officers presently have the power to vote.

OTHER BUSINESS

The Board of Directors knows of no other business to be brought before the special meeting. If, however, any other business should properly come before the special meeting, it is the intention of the persons named in the accompanying proxy card to vote the shares they represent in accordance with the recommendation of Pediatrix’s Board of Directors.

INFORMATION CONCERNING SHAREHOLDER PROPOSALS

As more specifically provided in our Articles of Incorporation, no business may be brought before an annual meeting unless it is specified in the notice of such annual meeting or is otherwise properly brought before the annual meeting by or at the direction of our Board of Directors or by a shareholder entitled to vote who has delivered proper notice to us, together with the information required by our Articles of Incorporation, not less than 120 days nor more than 180 days prior to the first anniversary of the preceding year’s notice of annual meeting.

On May 23, 2008, we held our 2008 Annual Meeting of Shareholders. The date of the notice of the 2008 Annual Meeting of Shareholders was April 8, 2008. Accordingly, any shareholder proposal to be considered at the 2009 Annual Meeting of Shareholders must be properly submitted to us on or before December 9, 2008 but not earlier than October 8, 2008 or such proposal will be considered untimely. A copy of the provision of Pediatrix’s Articles of Incorporation relating to shareholder nominations is available upon request from Pediatrix’s Secretary at 1301 Concord Terrace, Sunrise, FL 33323. These requirements are separate from the Securities and Exchange Commission’s requirements that a shareholder must meet in order to have a shareholder proposal included in our proxy statement for the 2009 Annual Meeting of Shareholders.

Shareholders interested in submitting a proposal for inclusion in our proxy materials for the 2009 Annual Shareholders Meeting may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act and Pediatrix’s Articles of Incorporation. To be eligible for inclusion in such proxy materials, shareholder proposals must be received by our Secretary, at the address noted above, not later than November 24, 2008. No shareholder proposal was properly received for inclusion in this proxy statement.

EXHIBIT A

PEDIATRIX MEDICAL GROUP, INC.

1996 NON-QUALIFIED EMPLOYEE STOCK PURCHASE PLAN

As Amended and Restated

Effective as of September 24, 2008

1.	ADOPTION; PURPOSE

The Pediatrix Medical Group, Inc. 1996 Employee Non-Qualified Stock Purchase Plan was adopted on April 1, 1996, and has from time to time been amended and restated in accordance with its terms (as so amended and restated, the “Plan”).

The purpose of the Plan is to encourage ownership of Common Stock (as defined below) by eligible employees of Pediatrix Medical Group Inc., a Florida corporation (“the Issuer”) and its Subsidiaries and Affiliated Professional Corporations, (collectively the Company”) thereby enhancing employee interest in the continued success and progress of the Company.

The Plan provides Eligible Employees (as defined below) with the opportunity to invest in Common Stock at a discounted price through payroll deductions.

2.	DEFINITIONS

For purposes of this Plan, the following terms used in this document have the meanings as defined below:

ACCOUNT—a separate account maintained by the Custodian for each Participant which reflects the number of shares of Common Stock purchased under the Plan by such Participant.

AFFILIATED PROFESSIONAL CORPORATIONS—Each company related to the Issuer through a long-term management contract.

BUSINESS DAY—a day on which there is trading on the New York Stock Exchange.

CODE—Internal Revenue Code of 1986, including any amendments.

COMMITTEE—Compensation Committee of the Board of Directors of the Issuer.

COMMON STOCK—common stock, par value $.01 per share (together with attached preferred share purchase rights, if any), of the Issuer.

COMPENSATION—the amount of a Participant’s base wages, overtime, commissions, and cash bonuses, before giving effect to any compensation reductions made in connection with any plans described in Section 401(k) or Section 125 of the Code.

CURRENT S-8—shall have the meaning set forth in the definition of Purchase Date below.

CUSTODIAN—Citigroup Global Markets, Inc. or any duly appointed successor.

ELIGIBLE EMPLOYEE—an Employee who is eligible to participate in the Plan in accordance with Section 3 hereof.

EMPLOYEE—an employee of the Company.

ENTRY DATE—the first Business Day occurring on or after each January 1, April 1, July 1 and October 1.

EXCHANGE ACT—The Securities Exchange Act of 1934, as amended.

FAIR MARKET VALUE—the value of a share of Common Stock on any Business Day shall be the closing price for a share of Common Stock as published in the New York Stock Exchange listing for such day; in the event that such prices are not published, the Fair Market Value of a share of Common Stock shall be determined by the Committee.

OFFERING PERIOD—each calendar year. Each Offering Period shall include four Purchase Periods.

PARTICIPANT—each Eligible Employee who has elected to have amounts deducted from his or her Compensation to participate in the Employee Stock Purchase Plan.

PURCHASE DATE—each April 1, July 1, October 1, and January 1, or if any such date is not a Business Day, the next succeeding Business Day on which it is administratively possible to do the purchase; provided however that unless a Registration Statement on Form S-8 with respect to the shares of Common Stock to be issued and sold under the Plan contains current information in accordance with the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder as determined by the General Counsel of the Company (a “Current S-8”) on the date that otherwise would be a Purchase Date, no purchase shall be made on that date and instead the amounts withheld by payroll deduction shall be carried over into the next Purchase Period and, if and to the extent not withdrawn pursuant to the provisions of this Plan, the Purchase Date for those carried over amounts shall be the fifth Business Day immediately following the date on which a Current S-8 thereafter is first available.

PURCHASE PERIOD—each period beginning on an Entry Date and ending on a Purchase Date.

PURCHASE PRICE—the Fair Market Value of a share of Common Stock on the Purchase Date, less 15%.

SEC—Securities and Exchange Commission or any successor agency.

SUBSIDIARY— Any domestic corporation, of which the Issuer owns directly or indirectly 50% or more of the total combined voting power of all classes of stock, and any other entity designated by the Board, that qualifies as a “subsidiary corporation” within the meaning of Section 424(f) of the Code.

3.	ELIGIBILITY

For each Purchase Period beginning on or before October 1, 2008, an Employee shall be eligible to participate in the Plan with respect to that Purchase Period if on the Entry Date for that Purchase Period, the Employee was an Employee of any Affiliated Professional Corporation, was regularly scheduled to work at least 20 hours per week, and was expected to work more than five months per calendar year.

Effective as of August 11, 2008, the Committee has terminated the Pediatrix Medical Group, Inc. 1996 Qualified Employee Stock Purchase Plan (the “Qualified Plan”), and as a result, participants in the Qualified Plan may elect, in such manner and at such time as shall be prescribed by the Committee, to have all or any portion of their accounts under the Qualified Plan transferred into the Plan to be used to purchase shares of Common Stock on the Purchase Date for the Purchase Period that began July 1, 2008.

For each Purchase Period beginning on or after January 1, 2009, an Employee shall be eligible to participate in the Plan with respect to that Purchase Period if he or she was an Employee on the Entry Date for that Purchase Period and, on the first day of the calendar month that is 2 months prior to the Entry Date for that Purchase Period, the Employee is regularly scheduled to work more than 20 hours per week and the Employee’s customary employment is more than five months per calendar year.

Notwithstanding the foregoing, no Employee shall be eligible to participate in the Plan on or after an Entry Date if immediately after the Entry Date, the Employee (or any other person whose stock would be attributed to the Employee pursuant to Section 424(d) of the Code) would own stock and/or hold options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Issuer.

4.	PARTICIPATION

Participation in the Plan is voluntary. An Eligible Employee may elect to participate by completing an enrollment form and returning it to the Human Resources Department. The payroll deductions will start as of the first Entry Date that occurs 15 days (or such other period as the Committee shall determine on a uniform and nondiscriminatory basis) or more after the completed enrollment form is received by the Human Resources Department.

Purchase Periods begin on January 1, April 1, July 1, and October 1 of each year so long as the Plan remains in effect. Once an Employee enrolls, he/she will automatically continue participation in subsequent Offering Periods on the same basis, unless he/she elects to change deduction amounts, withdraw, or becomes ineligible.

5.	COMMON STOCK AVAILABLE UNDER THE PLAN

Subject to any adjustment described in this Section 5, the maximum number of shares of Common Stock which may be purchased under the Plan is 2,500,000. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of shares of Common Stock other than a regular cash dividend, the maximum number and class of shares of Common Stock that may be purchased by any Participant during any Offering Period, and the purchase price per share of Common Stock shall be appropriately adjusted by the Committee. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive. If any such adjustment would result in a fractional security being available under this Plan, such fractional security shall be disregarded. Common Stock sold hereunder may be purchased for Participants in the open market (on an exchange or in negotiated transactions) or may be previously acquired treasury shares, authorized and unissued shares, or any combination of shares purchased in the open market, previously acquired treasury shares or authorized and unissued shares.

6.	PURCHASES OF COMMON STOCK

On each Purchase Date, whole and fractional shares will be purchased on the open market or from the Company for each Participant with the accumulated Participant payroll deductions. The Purchase Price shall be 85% of the Fair Market Value of a share of Common Stock on the Purchase Date. Additionally, any commission charges relating to the purchase of Common Stock under the Plan will be paid by the Issuer.

In the event that shares of Common Stock are not purchased under the Plan on a Purchase Date because a Current S-8 is not available on that Purchase Date, then the Company shall permit Participants to elect any of the following:

(i) to cease to have any additional payroll deductions made until such time as a Current S-8 is available, but to have any payroll deductions that are not used to purchase shares on the Purchase Date because a Current S-8 is not available on that Purchase Date carried over to the next Purchase Period and used to purchase shares on the fifth Business Day immediately following the date on which a Current S-8 thereafter is first available;

(ii) to withdraw all payroll deductions and cease future payroll deductions until such time as a Current S-8 is available; or

(iii) to continue to have payroll deductions taken and to have any payroll deductions that are not used to purchase shares on the Purchase Date because a Current S-8 is not available on that Purchase Date carried over to the next Purchase Period and used to purchase shares on the fifth Business Day immediately following the date on which a Current S-8 thereafter is first available.

Notwithstanding anything in the second paragraph of Section 9 hereof to the contrary, a Participant who elects to cease payroll deductions during a Purchase Period pursuant to the foregoing clauses (i) or (ii) shall be eligible to participate again in the first Purchase Period that immediately follows the one in which he or she ceased deductions and/or withdrew prior payroll deductions.

7.	INVESTING IN THE PLAN

Plan elections for payroll deductions must be in whole percentages or specific dollar amounts. The minimum percent is 1% of Compensation per pay period.

If a Participant elects a specific dollar amount, the minimum is $25.00 per pay period. and the maximum is $15,000 per pay period.

All payroll deductions made for a Participant shall be deposited in the Company’s general corporate accounts, and no interest shall accrue or be credited with respect to a Participant’s payroll deduction. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate or otherwise set apart such payroll deductions from any other corporate funds.

8.	LIMITATION ON PURCHASES

For Offering Periods commencing on or after January 1, 2008, the Fair Market Value of Common Stock that a Participant has the right to purchase under the Plan cannot exceed $25,000 in one calendar year, based on the Fair Market Value for a share of Common Stock on the first Entry Date for that Offering Period. Accordingly, the number of shares of Common Stock that may be purchased by any Eligible Employee for any Offering Period shall not exceed the number of shares (and fractional shares rounded down to the third position to the right of the decimal point) determined by dividing $25,000 by the Fair Market Value of a share of Common Stock on the first Entry Date in the Offering Period.

9.	CHANGING PAYROLL DEDUCTIONS

A Participant’s elected payroll deduction may be increased or decreased effective with the next Entry Date. The form must be received by Human Resources no later than 15 days (or such other period as the Committee shall determine on a fair and nondiscriminatory basis) prior to the next Entry Date. Changes will not become effective at any time between Entry Dates.

Participants may, however, cease deductions during an Offering Period. If a Participant ceases deductions during an Offering Period, the deductions already taken will be refunded to the Participant as soon as practicable. The Participant will not be eligible to participate again until the second Entry Date after the date on which he/she withdrew. In order to rejoin the Plan, a new enrollment form must be submitted.

10.	RIGHTS AS A STOCKHOLDER

From the initial Purchase Date of shares of Common Stock, and thereafter (unless and until the Participant sells the Common Stock), the Participant shall have all the rights and privileges of a stockholder of the Issuer with respect to the shares of Common Stock purchased by the Participant.

Proxy information will be provided for each stockholders’ meeting, so that each Participant may have his/her full and fractional shares voted according to their instructions.

11.	ACCOUNTS

Citigroup Global Markets, Inc. has been appointed the Custodian for the Plan. The Compensation Committee may, from time to time, remove any Custodian and appoint a successor. The Custodian will maintain an Account for each Participant. As shares of Common Stock are purchased on the Purchase Date for each Purchase Period, each Participant’s full and fractional shares will be held in his/her Account.

Participants will receive an Account Statement, as soon as administratively possible after the end of each calendar quarter, which will include the number of full and fractional shares purchased for the Participant on the Purchase Date occurring at the end of the calendar quarter, the total number of shares owned by the Participant under the Plan, the cost per share, and the current value of shares held.

12.	NO TRANSFER OF RIGHTS

The rights granted under the Plan may not be assigned or transferred under any circumstances.

13.	ADMINISTRATION

The Plan is administered by the Compensation Committee of the Board of Directors of Pediatrix. The Committee has the authority to interpret the Plan and to establish rules and regulations for its administration, and the decisions and interpretations of the Plan by the Committee shall be final, conclusive and binding upon all Participants. The Committee has the authority to delegate the day-to-day administration of the Plan.

14.	6-MONTH MINIMUM HOLDING PERIOD AND OTHER RESTRICTIONS ON SALE OF STOCK

Except as otherwise permitted in writing by the Committee, in its sole and absolute discretion (which need not be uniformly applied for all Participants), a Participant who purchases any shares of Common Stock pursuant to the Plan in any Purchase Period that begins on or after January 1, 2009, must hold all of those shares until the earlier of (i) the date that is 6 months after the Purchase Date for those shares, and (ii) the date of the Participant’s death. In addition, restrictions may apply to the resale of shares of Common Stock by certain officers, and those having similar responsibilities, who are subject to the insider reporting and short-swing profit rules of the SEC. Participants will be responsible to pay any commissions or other fees related to the sale of their stock and certain other fees, negotiated from time to time between Citigroup Global Markets, Inc. and the Company.

15.	SHAREHOLDER APPROVAL

To the extent necessary to comply with Rule 16b-3 of the Exchange Act or other applicable law, the Committee shall obtain approval of the shareholders of the Issuer of any Plan amendment in such a manner and to such a degree as required thereunder.

16.	AMENDMENTS

The Committee or the Board may at any time, or from time to time, amend the Plan in any respect, except that, without approval of the shareholders of the Issuer, no amendment may be made (a) increasing the number of shares which may be purchased under the Plan (other than as provided in Section 5 herein), (b) materially increasing the benefits accruing to Participants, or (c) materially modifying the requirements as to eligibility for participation in the Plan.

17.	TERMINATION OF THE PLAN

The Plan and all rights hereunder shall terminate on the earliest of: (a) the date on which the maximum number of shares of Common Stock available for purchase under the Plan has been purchased; (b) the termination of the Plan by the Committee on the Board; and (c) the effective date of any consolidation or merger in which the Issuer is not the surviving entity, any exchange or conversion of outstanding shares of the Issuer for or into securities of another entity or other consideration, or any complete liquidation of the Issuer.

Any such termination shall not impair any rights that under the Plan shall have vested on or prior to the date of such termination. If at any time the number of shares of Common Stock remaining available for purchase under the Plan is not sufficient to satisfy all then-outstanding purchase rights, the Committee may determine an equitable basis of apportioning available shares of Common Stock among Participants.

Upon termination of the Plan, any payroll deductions that have not been used to purchase Common Stock, certificates for the number of full shares of Common Stock in the Participant’s Account and the cash equivalent for any fractional shares in the Participant’s Account shall be delivered by the Custodian to the Participant or his/her legal representative as soon as practicable following such termination. Such cash equivalent shall be determined by multiplying the fractional share by the Fair Market Value of a share of Common Stock on the day immediately preceding such termination of the Plan.

18.	LAWS AND REGULATIONS

Notwithstanding any other provision of the Plan, the rights of Participants to purchase Common Stock hereunder shall be subject to compliance with all applicable Federal, state, and foreign laws, rules and regulations and the rules of each stock exchange upon which the Common Stock is from time to time listed.

The Plan and purchase of Common Stock hereunder shall be subject to additional rules and regulations, not inconsistent with the Plan, that may be promulgated from time to time by the Committee regarding purchases and sales of Common Stock.

19.	PARTICIPANT RETIREMENT, TERMINATION OR DEATH

In the event of the Participant’s retirement, termination of employment or death, any payroll deductions that have not been used to purchase Common Stock will be refunded to the Participant or to the Participant’s beneficiary designated on the Participant’s enrollment form. Certificates for the number of full shares of Common Stock and the cash equivalent of any fractional shares held in the Participant’s Account will be distributed in accordance with the Participant’s instructions, or in the case of the Participant’s death, in accordance with the instructions of the beneficiary designated on the Participant’s enrollment form. Such cash equivalent shall be determined by multiplying the fractional share by the Fair Market Value of a share of Common Stock on the Business Day immediately preceding the effective date of such Participant’s retirement, termination of employment or death.

In the event that the Participant has not designated a beneficiary on the Participant’s enrollment form, any cash and certificates for shares of Common Stock will be delivered to the Participant’s estate.

20.	EMPLOYMENT

The Plan shall not confer any rights of continued employment upon any employee of the Company.

21.	ADDITIONAL RESTRICTIONS OF RULE 16b-3

Persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3 of the Exchange Act or any successor provision. This Plan shall be deemed to contain such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions. In the event that Rule 16b-3 provides specific requirements for the administrators of plans of this type, the Plan shall only be administered by such body and in such a manner as to comply with the applicable requirements of Rule 16b-3.

22.	MERGER OR OTHER CORPORATE CHANGE

In the event of a merger or other transaction involving the Issuer in which shares of Common Stock are exchanged for stock, securities, cash or other property, the Plan and the obligation to issue and sell Common Stock under the Plan shall be assumed or an equivalent purchase right shall be substituted by the successor corporation in such transaction, or a parent or subsidiary of such successor corporation. and, in the event of such assumption, shall be deemed to be the Issuer for all purposes of the Plan as if named as such herein. The Board of Directors of the Issuer may elect, however, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Purchase Period then in effect by establishing a new purchase date or to cancel the Purchase Period, refund all amounts credited to each Participant’s Account and thereafter terminate the Plan. If the Board of Directors of the

Issuer shortens the Purchase Period then in effect, the Issuer shall make its best efforts to notify each Participant of such change at least 10 business days prior to the new purchase date, and allow each Participant to elect to receive a cash refund of the deductions from such Participant’s Compensation that have not been used to purchase Common Stock.

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on September 23, 2008.

Vote by Internet • Log on to the Internet and go to www.envisionreports.com/PDX • Follow the steps outlined on the secured website.

Vote by telephone

  • Call toll free 1-800-652-VOTE (8683) within

    the United States, Canada & Puerto Rico any

    time on a touch tone telephone. There is

    NO CHARGE to you for the call.

  • Follow the instructions provided by the

    recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

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A	Proposal — The Board of Directors recommends a vote FOR Item 1. If any other matters properly come before the special meeting, the person named in this proxy will vote in his discretion.

		For	Against	Abstain
1.	Proposal to approve the Amended and Restated Pediatrix 1996 Non-Qualified Employee Stock Purchase Plan.	☐	☐	☐	2.	In their discretion, upon such other matters that may properly come before the special meeting or any adjournment or adjournments thereof.

B	Non-Voting Items

Change of Address — Please print your new address below.
Meeting Attendance
	Mark the box to the right if you plan to attend the Special Meeting.	☐

Comments — Please print your comments below.	Materials Election
	As of July 1, 2007, SEC rules permit companies to send you a Notice that proxy information is available on the Internet, instead of mailing you a complete set of materials. Check the box to the right if you want to receive a complete set of future proxy materials by mail, at no cost to you. If you do not take action you may receive only a Notice.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Pediatrix Medical Group, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions on the reverse side to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

Important Notice Regarding Internet Availability of Proxy Materials for the Special Meeting:

The Notice and Proxy Statement are available at www.envisionreports.com/pdx.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

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Proxy — PEDIATRIX MEDICAL GROUP, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

SPECIAL MEETING OF SHAREHOLDERS

September 24, 2008

The shareholders(s) hereby appoint(s) Roger J. Medel, M.D., Thomas W. Hawkins and Karl B. Wagner, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Pediatrix Medical Group, Inc. that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholders to be held at 10:00 a.m., Eastern Time on Wednesday, September 24, 2008, at the Crowne Plaza Sawgrass Mills, Aurola Boardroom, 13400 W. Sunrise Blvd. Sunrise, FL 33323, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE APPROVAL OF THE PROPOSED AMENDED AND RESTATED PEDIATRIX 1996 NON-QUALIFIED EMPLOYEE STOCK PURCHASE PLAN.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

(If you noted any Address Changes/Comments, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE